                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                             DATED AS OF MAY 6, 2003

                                      AMONG

                              AMPHENOL CORPORATION,
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                  FLEET NATIONAL BANK AND ROYAL BANK OF CANADA,
                           AS CO-DOCUMENTATION AGENTS,

                                UBS WARBURG LLC,
                              AS SYNDICATION AGENT,

                                       AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

                                   ----------


                          DEUTSCHE BANK SECURITIES INC.

                                       AND

                                UBS WARBURG LLC,
                             AS JOINT LEAD ARRANGERS

                              AMPHENOL CORPORATION

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1. DEFINITIONS.........................................................1
  1.1 Certain Defined Terms....................................................1
  1.2 Accounting Terms; Utilization of GAAP for Purposes Mitigate
           of Calculations Under Agreement....................................33
  1.3 Other Definitional Provisions and Rules of Construction.................33

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.........................33
  2.1 Commitments; Making of Loans; the Register; Notes.......................33
  2.2 Interest On the Loans...................................................41
  2.3 Fees....................................................................44
  2.4 Repayments, Prepayments and Reductions in Revolving
           Loan Commitments; General Provisions Regarding
           Payments; Application of Proceeds of Collateral
           and Payments Under the Guaranties..................................45
  2.5 Use of Proceeds.........................................................53
  2.6 Special Provisions Governing LIBOR Loans................................53
  2.7 Increased Costs; Capital Adequacy.......................................55
  2.8 Notice of Certain Costs; Obligation of Lenders and
           Issuing Lenders to Mitigate........................................59
  2.9 Defaulting Lenders......................................................60
  2.10 Removal or Replacement of a Lender.....................................61

SECTION 3. LETTERS OF CREDIT..................................................63
  3.1 Issuance of Letters of Credit and Lenders' Purchase
           of Participations Therein..........................................63
  3.2 Letter of Credit Fees...................................................67
  3.3 Drawings and Reimbursement of Amounts Paid Under
           Letters of Credit..................................................67
  3.4 Obligations Absolute....................................................70
  3.5 Indemnification; Nature of Issuing Lenders' Duties......................71
  3.6 Increased Costs and Taxes Relating to Letters of Credit.................72

SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT..........................73
  4.1 Conditions to Effectiveness of Amendment and Restatement................73
  4.2 Conditions to All Loans.................................................77
  4.3 Conditions to Letters of Credit.........................................77

SECTION 5. COMPANY'S REPRESENTATIONS AND WARRANTIES...........................78
  5.1 Organization, Powers, Qualification, Good Standing,
           Business and Subsidiaries..........................................78
  5.2 Authorization of Borrowing, Etc.........................................79
  5.3 Financial Condition.....................................................79
  5.4 No Material Adverse Effect..............................................80

                                       (i)

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
  5.5 Title to Properties; Liens..............................................80
  5.6 Litigation; Adverse Facts...............................................80
  5.7 Payment of Taxes........................................................80
  5.8 Governmental Regulation.................................................81
  5.9 Employee Benefit Plans..................................................81
  5.10 Environmental Protection...............................................81
  5.11 Disclosure.............................................................82

SECTION 6. AFFIRMATIVE COVENANTS..............................................82
  6.1 Financial Statements and Other Reports..................................83
  6.2 Corporate Existence, Etc................................................87
  6.3 Payment of Taxes and Claims; Tax Consolidation..........................87
  6.4 Maintenance of Properties; Insurance....................................87
  6.5 Inspection Rights; Lender Meeting.......................................88
  6.6 Compliance With Laws, Etc...............................................88
  6.7 Execution of Subsidiary Guaranty by Future Domestic
           Subsidiaries; Pledge of Stock of Future Direct
           Subsidiaries; Ratable Credit Support...............................88
  6.8 Springing Lien..........................................................89
  6.9 Redemption of Existing Subordinated Notes...............................90
  6.10 Transactions With Affiliates...........................................90
  6.11 Conduct of Business....................................................90
  6.12 Fiscal Year............................................................90
  6.13 Interest Rate Protection...............................................90

SECTION 7. NEGATIVE COVENANTS.................................................91
  7.1 Indebtedness............................................................91
  7.2 Liens and Related Matters...............................................92
  7.3 Investments; Joint Ventures.............................................93
  7.4 Guarantee Obligations...................................................94
  7.5 Restricted Junior Payments..............................................95
  7.6 Financial Covenants.....................................................96
  7.7 Restriction On Certain Fundamental Changes; Asset ......................96
           Sales and Acquisitions.............................................98
  7.8 Consolidated Capital Expenditures.......................................99
  7.9 Amendments of Certain Documents.........................................99

SECTION 8. EVENTS OF DEFAULT.................................................100
  8.1 Failure to Make Payments When Due......................................100
  8.2 Default in Other Agreements............................................100
  8.3 Breach of Certain Covenants............................................100
  8.4 Breach of Warranty.....................................................100
  8.5 Other Defaults Under Loan Documents....................................100
  8.6 Involuntary Bankruptcy; Appointment of Receiver, Etc...................101
  8.7 Voluntary Bankruptcy; Appointment of Receiver, Etc.....................101
  8.8 Judgments and Attachments..............................................101

                                      (ii)

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----
  8.9 ERISA..................................................................102
  8.10 Change of Control.....................................................102
  8.11 Material Invalidity of Guaranties; Material Failure ..................102
           of Security; Repudiation of Obligations...........................102

SECTION 9. AGENTS 103
  9.1 Appointment of Administrative Agent....................................103
  9.2 Powers and Duties; General Immunity....................................104
  9.3 Representations and Warranties; No Responsibility .....................104
           for Appraisal of Creditworthiness.................................105
  9.4 Right to Indemnity.....................................................105
  9.5 Successor Agents and Swing Line Lender.................................106
  9.6 Collateral Documents and Guaranties....................................107

SECTION 10. MISCELLANEOUS....................................................107
  10.1 Assignments and Participations in Loans and Letters of Credit.........107
  10.2 Expenses..............................................................111
  10.3 Indemnity.............................................................111
  10.4 Set-off...............................................................112
  10.5 Ratable Sharing.......................................................113
  10.6 Amendments and Waivers................................................113
  10.7 Notices...............................................................115
  10.8 Survival of Representations, Warranties and Agreements................115
  10.9 Failure or Indulgence Not Waiver; Remedies Cumulative.................115
  10.10 Marshalling; Payments Set Aside......................................115
  10.11 Severability.........................................................116
  10.12 Obligations Several; Independent Nature of Lenders' Rights...........116
  10.13 Headings.............................................................116
  10.14 Applicable Law.......................................................116
  10.15 Successors and Assigns...............................................116
  10.16 Consent to Jurisdiction and Service of Process.......................117
  10.17 Waiver of Jury Trial.................................................117
  10.18 Confidentiality......................................................118
  10.19 Counterparts; Effectiveness..........................................118

Signature pages..............................................................S-1

                                      (iii)

                                    EXHIBITS

I          FORM OF NOTICE OF BORROWING
II         FORM OF NOTICE OF CONVERSION/CONTINUATION
III        FORM OF NOTICE OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV         FORM OF TRANCHE A TERM NOTE
V          FORM OF TRANCHE B TERM NOTE
VI         FORM OF REVOLVING NOTE
VII        FORM OF SWING LINE NOTE
VIII       FORM OF COMPLIANCE CERTIFICATE
IX         FORM OF OPINION OF COMPANY'S COUNSEL
X          FORM OF OPINION OF O'MELVENY & MYERS LLP
XI         FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
XII        FORM OF CERTIFICATE RE NON-BANK STATUS
XIII       FORM OF FINANCIAL CONDITION CERTIFICATE
XIV        FORM OF MASTER PLEDGE AGREEMENT
XV         FORM OF SUBSIDIARY GUARANTY
XVI        FORM OF LLC PLEDGE AGREEMENT

                                      (iv)

                                    SCHEDULES

2.1        LENDERS' COMMITMENTS AND PRO RATA SHARES
3.1C       EXISTING LETTERS OF CREDIT
4.1B       CORPORATE STRUCTURE, CAPITAL STRUCTURE AND OWNERSHIP
5.1        SUBSIDIARIES OF COMPANY
5.6        LITIGATION
7.1        CERTAIN EXISTING INDEBTEDNESS
7.3        CERTAIN EXISTING INVESTMENTS
7.4        CERTAIN EXISTING GUARANTEE OBLIGATIONS

                                       (v)

                                CREDIT AGREEMENT

               This CREDIT AGREEMENT is dated as of May 6, 2003 and entered into by and among AMPHENOL CORPORATION, a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), FLEET NATIONAL BANK AND ROYAL BANK OF CANADA, as Co-Documentation Agents (collectively, in such capacity, "CO-DOCUMENTATION AGENTS"), UBS WARBURG LLC ("UBSW"), as syndication agent (in such capacity, "SYNDICATION Agent"), and DEUTSCHE BANK TRUST COMPANY AMERICAS ("DB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT") and as the collateral agent for Lenders.

                                 R E C I T A L S

               WHEREAS, Lenders at the request of Company, have agreed to extend certain credit facilities to Company, the proceeds of which will be used to (i) fund that portion of Financing Requirements (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) required to be funded on the Closing Date, (ii) fund the repurchase of Existing Subordinated Notes, and (iii) provide financing for working capital, capital expenditures and other general corporate purposes of Company and its Subsidiaries;

               WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Collateral Agent, on behalf of Lenders, a first priority pledge of (i) 100% of the capital stock of each of its direct Domestic Subsidiaries and (ii) 65% of the capital stock of each of its direct Material Foreign Subsidiaries;

               WHEREAS, all Domestic Subsidiaries of Company have agreed to guarantee the Obligations hereunder and under the other Loan Documents;

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Co-Documentation Agents, Syndication Agent, Administrative Agent and Collateral Agent agree as follows:

SECTION 1.     DEFINITIONS

       1.1     CERTAIN DEFINED TERMS.


               The following terms used in this Agreement shall have the following meanings:

               "ACCOUNTS RECEIVABLE FACILITY" means the Existing A/R Facility and any successor, replacement or additional accounts receivable financing program entered into by

Company and/or any of its Subsidiaries on terms customary for accounts receivable financings; PROVIDED, in each case, that there is no recourse thereunder against Company or any of its Subsidiaries for any default by any account obligor in the payment of its obligations in connection with the accounts receivable subject to such program, except to the extent that such recourse is limited substantially to the same extent as under the Existing A/R Facility as in effect on the Closing Date; and PROVIDED, FURTHER, that any accounts receivable financing program shall cease to constitute an "Accounts Receivable Facility" in the event the attributes described in the foregoing proviso cease to exist with regard to such program.

               "ACCOUNTS RECEIVABLE FACILITY AMOUNT" means, at any time, the principal component of financing then outstanding under any Accounts Receivable Facility.

               "ACQUISITION" means the acquisition by Company or any of its Subsidiaries (by purchase or otherwise) of all or substantially all of the business, property or fixed assets of, or the stock or other evidence of beneficial ownership of, any Person or any division, business unit or line of business of any Person.

               "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

               "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

               "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the Voting Stock of such Person or (ii) direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

               "AGENTS" means Administrative Agent, Co-Documentation Agents, Syndication Agent, and Collateral Agent.

               "AGREEMENT" means this Credit Agreement dated as of May 6, 2003, as it may be amended, supplemented or otherwise modified from time to time.

               "APPLICABLE COMMITMENT FEE PERCENTAGE" means, with respect to any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Commitment Fee Percentage to be effective on the date of any corresponding change in the Applicable Leverage
Ratio:

     Applicable Leverage Ratio            Applicable Commitment Fee Percentage
     -------------------------            ------------------------------------
     2.00:1.00 or greater                                 0.50%

     less than 2.00:1.00                                 0.375%

               "APPLICABLE LEVERAGE RATIO" means, with respect to any date of determination, the Consolidated Leverage Ratio set forth in the Pricing Certificate (as defined below) in effect for the Pricing Period (as defined below) in which such date of determination occurs. For purposes of this definition, (i) "PRICING CERTIFICATE" means an Officer's Certificate of Company certifying as to the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Company of the Compliance Certificate (the "RELATED COMPLIANCE CERTIFICATE") with respect to the period ending on the last day of such Fiscal Quarter pursuant to subsection 6.1(iii), and (ii) "PRICING PERIOD" means each period commencing on the first Business Day after the delivery to Administrative Agent of a Pricing Certificate and ending on the first Business Day after the next Pricing Certificate is delivered to Administrative Agent; PROVIDED that, anything contained in this definition to the contrary notwithstanding, (a) the Pricing Certificate in respect of the first Pricing Period may be delivered at any time on or after the Closing Date and shall relate to the most recent financial statements delivered by Company to Administrative Agent pursuant to subsection 6.1(i), and (b) in the event that, after the commencement of the first Pricing Period, (X) Company fails to deliver a Pricing Certificate to Administrative Agent setting forth the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter on or before the last day (the "CUTOFF DATE") on which Company is required to deliver the Related Compliance Certificate and (Y) Administrative Agent determines (each such determination being an "AGENT DETERMINATION") on or after the Cutoff Date (on the basis of the Related Compliance Certificate or a Pricing Certificate delivered after the Cutoff Date) that the Applicable Leverage Ratio that would have been in effect if Company had delivered a Pricing Certificate on the Cutoff Date is greater than the Consolidated Leverage Ratio set forth in the most recent Pricing Certificate actually delivered by Company, then (1) the Applicable Leverage Ratio in effect for the period from the Cutoff Date to the date of delivery by Company of the next Pricing Certificate (or, if earlier, the next date on which an Agent Determination is made) shall be the Consolidated Leverage Ratio determined pursuant to the Agent Determination and
(2) on the first Business Day after Administrative Agent delivers written notice to Company of any Agent Determination, Company shall pay to Administrative Agent, for distribution (as appropriate) to Lenders, an aggregate amount equal to the additional interest, letter of credit fees and commitment fees Company would have been required to pay in respect of all Loans, Letters of Credit or Commitments in respect of which any interest or fees have been paid by Company during the period from the Cutoff Date to the date such notice is given by Administrative Agent to Company if the amount of such interest and fees had been calculated using the Applicable Leverage Ratio based on such Agent Determination.

               "APPLICABLE TRANCHE A BASE RATE MARGIN" means with respect to any date of determination, a rate per annum equal to the percentage set forth below opposite the

Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche A Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

     Applicable Leverage Ratio            Applicable Tranche a Base Rate Margin
     -------------------------            -------------------------------------
     2.50:1.00 or greater                                 1.00%

     2.00:1.00 or greater, but
     less than 2.50:1.00                                  0.75%

     less than 2.00:1.00                                  0.50%

; PROVIDED that for the period from the Closing Date to but excluding the date of commencement of the first Pricing Period, the Applicable Tranche A Base Rate Margin shall be 1.00% per annum.

               "APPLICABLE TRANCHE A LIBOR MARGIN" means with respect to any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche A LIBOR Margin to be effective on the date of any corresponding change in the Applicable Leverage
Ratio:

     Applicable Leverage Ratio            Applicable Tranche a Libor Margin
     -------------------------            ---------------------------------
     2.50:1.00 or greater                                 2.00%

     2.00:1.00 or greater, but
     less than 2.50:1.00                                  1.75%

     less than 2.00:1.00                                  1.50%

; PROVIDED that for the period from the Closing Date to but excluding the date of commencement of the first Pricing Period, the Applicable Tranche A LIBOR Margin shall be 2.00% per annum.

               "APPLICABLE TRANCHE B BASE RATE MARGIN" means with respect to any date of determination, a rate per annum equal to 1.50%.

               "APPLICABLE TRANCHE B LIBOR MARGIN" means with respect to any date of determination, a rate per annum equal to 2.50%.

               "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Third Party of (i) any of the stock or other ownership interests of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries outside of the ordinary course of business (other than (a) accounts receivable sold pursuant to any Accounts Receivable Facility or sold in accordance with subsection 7.7(iii) and (b) any other such assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $500,000 or less).

               "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement in substantially the form of EXHIBIT XI annexed hereto.

               "AVAILABLE AMOUNT" means, as of any date of determination, an amount equal to (i) the aggregate amount of net cash proceeds received by Company after the Closing Date in respect of any equity contributions made to Company by, or any issuances of equity Securities by Company to, any Third Party other than an Unrestricted Subsidiary (other than proceeds from purchases of capital stock of Company to the extent such purchases are financed with the proceeds of Investments permitted under subsection 7.3(ii)) PLUS (ii) the aggregate amount of Retained Excess Cash Flow (as defined in subsection 2.4B(iii)(b)) as of such date PLUS (iii) the aggregate amount of Retained Prepayments (as defined in subsection 2.4B(iv)(c)) as of such date MINUS (iv) any proceeds received by Company from the issuance of new shares of its common stock to the extent such proceeds are used as provided in subsection 7.5(ii)(b).

               "AVAILABLE AMOUNT USAGE" means, as of any date of determination, an amount equal to the sum of (i) the aggregate amount of Investments made pursuant to subsection 7.3(vi)(b) as of such date plus (ii) the aggregate amount of Restricted Junior Payments made pursuant to subsection 7.5(ii)(d) as of such date.

               "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

               "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of such change.

               "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

               "BUSINESS DAY" means, for all purposes other than as covered by clause (ii) below, (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and, (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR or any LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits, in the London interbank market.

               "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

               "CASH" means money, currency or a credit balance in a Deposit Account.

               "CASH EQUIVALENTS" means (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within 24 months after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within 24 months after the date of acquisition thereof and having, at the time of the acquisition thereof, an investment grade rating generally obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than 12 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's; (iv) domestic and Eurodollar certificates of deposit or bankers' acceptances maturing within 24 months after the date of acquisition thereof and issued or accepted by any Lender or by any other commercial bank that has combined capital and surplus of not less than $250,000,000; (v) repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clauses (i), (ii) and (iv) above entered into with any commercial bank meeting the requirements specified in clause (iv) above or with any securities dealer of recognized national standing,
(vi) shares of investment companies that are registered under the Investment Company Act of 1940 and that invest solely in one or more of the types of investments referred to in clauses (i) through (v) above, and (vii) in the case of any Foreign Subsidiary, high quality, short-term liquid Investments made by such Foreign Subsidiary in the ordinary course of managing its surplus cash position in a manner consistent with past practices.

               "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT XII annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

               "CHANGE OF CONTROL" means, and shall be deemed to have occurred, if: (i)(a) KKR, its Affiliates and the Management Group shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the outstanding Voting Stock of Company (other than as the result of one or more widely distributed offerings of common stock of Company, in each case whether by Company or by KKR, its Affiliates or the Management Group) and/or (b) any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the outstanding Voting Stock of Company that exceeds the percentage of such Voting Stock then beneficially owned, in the aggregate, by KKR, its Affiliates and the Management Group, UNLESS, in the case of either clause (a) or (b) above, KKR, its Affiliates and the Management Group shall, at the relevant time, have the collective right or ability, either by contract or pursuant to a written proxy or other written evidence of voting power, to elect or designate for election a majority of the Board of Directors of Company; and/or (ii) at any time Continuing Directors shall not constitute a majority of the Board of Directors of Company. For purposes of this definition, "CONTINUING DIRECTOR" means, as of any date of determination, an individual (A) who is a member of the Board of Directors of Company on the Closing Date, (B) who, as of such date of determination, has been a member of such Board of Directors for at least the 12 preceding months (or, if such date of determination occurs during the period comprising the first 12 months after the Closing Date, since the Closing Date), or (C) who has been nominated to be a member of such Board of Directors, directly or indirectly, by KKR or Persons nominated by KKR or who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

               "CLASS" means, as applied to Lenders, each of the following three classes of Lenders: (i) Lenders having Revolving Loan Exposure, (ii) Lenders having Tranche A Term Loan Exposure, and (iii) Lenders having Tranche B Term Loan Exposure.

               "CLOSING DATE" means May 6, 2003, the date on which the initial Loans are made.

               "CO-DOCUMENTATION AGENTS" has the meaning assigned to that term in the introduction to this Agreement.

               "COLLATERAL" means all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

               "COLLATERAL AGENT" means DB, or any Person serving as successor Administrative Agent hereunder, in its capacity (i) as Collateral Agent under the Pledge Agreements and the Intercreditor Agreement on behalf of (a) Lenders and Lender Counterparties (as defined in the Master Pledge Agreement) and (b) the PBGC, and (ii) as Collateral Agent under this Agreement, the Guaranties and the Collateral Documents (other than the Pledge Agreements) on behalf of Lenders and Lender Counterparties.

               "COLLATERAL DOCUMENTS" means the Pledge Agreements, this Agreement (with respect to Section 8 hereof) and any other agreements, instruments or documents that may be entered into from time to time after the Closing Date by (i) any Subsidiary of Company pursuant to subsection 6.7B, (ii) by Company or any Subsidiary Guarantor pursuant to subsection 6.8, or (iii) by Company pursuant to Section 8.

               "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

               "COMMITMENTS" means the Commitments of Lenders to make Loans as set forth in subsection 2.1A.

               "COMMODITIES AGREEMENT" means any forward commodities contract, commodity futures contract, commodities option contract or similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

               "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

               "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT VIII annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iii).

               "CONFIDENTIAL INFORMATION MEMORANDUM" means that certain Confidential Information Memorandum relating to Company dated April 2003.

               "CONSOLIDATED ADJUSTED EBITDA" means, with respect to any Person for any period, an amount equal to (i) Consolidated Net Income PLUS (ii) to the extent the following items are deducted in calculating such Consolidated Net Income, the sum, without duplication, of the amounts for such period of (a) Consolidated Interest Expense, (b) taxes computed on the basis of income, (c) total depreciation expense, (d) total amortization expense (including amortization of deferred financing fees), (e) any expenses or charges incurred in connection with any issuance of debt or equity Securities (including upfront fees payable in respect of bank facilities), (f) any restructuring charges or reserves or non-recurring cash charges in an aggregate amount in the case of the cash portion thereof not to exceed $5,000,000 in any consecutive twelve month period ending on any date of determination, (g) any fees and expenses related to Acquisitions and Investments permitted hereunder, (h) any other non-cash charges, (i) any deduction for minority interest expense, (j) any other non-recurring non-cash charges, (k) any redemption premiums and related expenses, which related expenses shall be reasonably acceptable to Administrative Agent, paid in connection with the redemption of the Existing Subordinated Notes, and (l) LIBOR breakage costs paid in connection with the repayment of LIBOR loans under the Existing Credit Agreement on the Closing Date, PLUS (iii) cash payments received during such period to the extent not included in Consolidated Net Income for such period and to the extent received in respect of a non-cash gain deducted from Consolidated Adjusted EBITDA pursuant to this definition in a prior period, MINUS an amount equal to the sum of (iv) to the extent the following items are added in calculating such Consolidated Net Income, the sum, without duplication, of the amounts for such period of (a) any non-recurring gains, and (b) any non-cash gains and (v) cash expenditures during such period to the extent not deducted in arriving at Consolidated Net Income for such period and to the extent made in respect of a non-cash charge added to Consolidated Adjusted EBITDA pursuant to this definition in an earlier period, all of the foregoing as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP; PROVIDED that (X) for purposes of subsections 7.6 and 7.7(ii) only, Consolidated Adjusted EBITDA of any Included Pro Forma Entity (other than any Unrestricted Subsidiary redesignated as a Subsidiary of Company) shall be increased (if positive) or decreased (if negative) by any Pro Forma Adjustment applicable thereto and (Y) Consolidated Adjusted EBITDA of Company and its Subsidiaries shall be increased (if positive) or decreased (if negative) by the Net EBITDA Adjustment.

               "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized as principal on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; PROVIDED that Consolidated Capital Expenditures shall not include (i) any such expenditures constituting all or a portion of the purchase price in connection with any Acquisition, (ii) any such expenditures made in connection with the replacement, substitution, repair or restoration of any assets to the extent financed (a) with insurance proceeds received by Company or any of its Subsidiaries on account of the loss of, or any damage to, the assets being replaced, substituted for, repaired or restored or (b) with the proceeds of any compensation awarded to Company or any of its Subsidiaries as a result of the taking, by eminent domain or condemnation, of the assets being replaced or substituted for, (iii) the purchase price of any equipment that is purchased simultaneously with the trade-in of any existing equipment by Company or any of its Subsidiaries to the extent that the gross amount of such purchase price is reduced by any credit granted by the seller of such equipment for such equipment being traded in, or (iv) the purchase price of any property, plant or equipment purchased within one year of the consummation of any Asset Sale or any other sale by Company or any of its Subsidiaries of any other property, plant or equipment to the extent purchased with the Net Asset Sale Proceeds of such Asset Sale or the proceeds of such other sale.

               "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, EXCLUDING Cash and Cash Equivalents.

               "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, EXCLUDING the current portions of Funded Debt.

               "CONSOLIDATED EXCESS CASH FLOW" means, for any Fiscal Year, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such Fiscal Year of (a) Consolidated Net Income, (b) the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (c) any net decrease in Consolidated Working Capital since the end of the preceding Fiscal Year (other than any such decrease resulting from (1) transfers of accounts receivable pursuant to an Accounts Receivable Facility or
(2) transfers of accounts receivable and inventory in connection with dispositions of assets outside of the ordinary course of business), and (d) the aggregate net non-cash loss realized by Company and its Subsidiaries in connection with the sale, lease, transfer or other disposition of assets by Company and its Subsidiaries during such Fiscal Year (other than sales in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, MINUS (ii) the sum, without duplication, of the amounts for such Fiscal Year of (a) the amount of all non-cash credits to the extent added in arriving at such Consolidated Net Income, (b) Consolidated Capital Expenditures actually paid in Cash during such Fiscal Year (net of the principal amount of any Indebtedness incurred to finance such Consolidated Capital Expenditures, whether incurred in such Fiscal Year or in the immediately succeeding Fiscal Year), (c) the aggregate amount of all prepayments of Revolving Loans and Swing Line Loans to the extent accompanied by permanent reductions in the Revolving Loan Commitments, (d) the aggregate amount of all principal payments in respect of any Indebtedness of Company or any of its Subsidiaries (including the Term Loans and the principal component of any payments in respect of Capital Leases), other than (1) any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii), (2) any prepayments of Indebtedness with the proceeds of other Indebtedness, or (3) repayments in respect of any revolving credit facility except to the extent there is a permanent reduction in commitments thereunder in connection with such repayments, (e) any net increase in Consolidated Working Capital since the end of the preceding Fiscal Year (other than any such increase resulting from an Acquisition), (f) the aggregate net non-cash gain realized by Company and its Subsidiaries in connection with the sale, lease, transfer or other disposition of assets by Company and its Subsidiaries during such Fiscal Year (other than sales in the ordinary course of business), (g) the aggregate amount of all Cash payments made by Company and its Subsidiaries in respect of long-term liabilities of Company or any of its Subsidiaries other than Indebtedness, (h) the aggregate amount of new Investments made in Cash in accordance with subsection 7.3(vi), (i) the aggregate amount of Cash consideration paid in connection with any Acquisitions (net of any such consideration paid out of any Net Asset Sale Proceeds), (j) the aggregate amount of Restricted Junior Payments made in accordance with subsection 7.5(ii)(a) (to the extent such Restricted Junior Payments are required by the terms of the applicable management and/or employee stock plan, stock subscription agreement or shareholder agreement) and subsections 7.5(ii)(d) and (e), (k) the aggregate amount of any expenditures actually made in Cash by Company and its Subsidiaries during such Fiscal Year (including expenditures for the payment of financing fees) to the extent such expenditures are not expensed during such Fiscal Year, (l) the aggregate amount of any net currency gains realized by Company and its Subsidiaries during such Fiscal Year that are prohibited from being repatriated to the United States, and
(m) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash during such Fiscal Year that are required in connection with any prepayment of Indebtedness and that are accounted for by Company as extraordinary items, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in accordance with GAAP.

               "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, an amount equal to, without duplication, (i) (x) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP, capitalized interest and any administrative agency or commitment or other similar fees payable in respect of bank facilities) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of such Person and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and net costs under Interest Rate Agreements PLUS (y) Receivables Fees, but excluding, however, (a) any interest expense not payable in Cash during such period, (b) any amounts referred to in subsection 2.3 payable to Administrative Agent, Syndication Agent and Lenders on or before the Closing Date (c) any redemption premiums and related expenses, which related expenses shall be reasonably acceptable to Administrative Agent, paid in connection with the redemption of the Existing Subordinated Notes, and (d) LIBOR breakage costs paid in connection with the repayment of LIBOR loans under the Existing Credit Agreement on the Closing Date, MINUS (ii) total interest income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding, however, any interest income not received in Cash during such period; PROVIDED that Consolidated Interest Expense of Company and its Subsidiaries shall be increased (if positive) or decreased (if negative) by the Net Interest Adjustment.

               "CONSOLIDATED LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated Adjusted EBITDA of Company and its Subsidiaries for the four-Fiscal Quarter period ending on such date.

               "CONSOLIDATED NET INCOME" means, with respect to any Person (the "SUBJECT PERSON") for any period, the net income (or loss) of the Subject Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than the Subject Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Subject Person or any of its Subsidiaries by the other Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Subject Person or is merged into or consolidated with the Subject Person or any of its Subsidiaries or that Person's assets are acquired by the Subject Person or any of its Subsidiaries, (iii) any after-tax gains or losses, and any related fees and expenses, in each case to the extent attributable to Asset Sales or returned surplus assets of any Pension Plan, (iv) any translation currency gains and losses, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net extraordinary losses.

               "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated Total Debt (excluding any Subordinated Indebtedness included in Consolidated Total Debt) as of such date to (ii) Consolidated Adjusted EBITDA of Company and its Subsidiaries for the four-Fiscal Quarter period ending on such date.

               "CONSOLIDATED TOTAL DEBT" means, without duplication, as at any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries under clauses (i), (ii) and (iii) of the definition of "Indebtedness" (but only to the extent, in the case of said clause (iii), of any drawings honored under letters of credit and not yet reimbursed by Company or any of its Subsidiaries), as determined on a consolidated basis in accordance with GAAP PLUS (b) the Accounts Receivable Facility Amount; PROVIDED that at such time as Company has given irrevocable notice of redemption of the Existing Subordinated Notes, the outstanding aggregate principal amount of Existing Subordinated Notes included in the calculation of Consolidated Total Debt shall be reduced by the outstanding aggregate principal amount of Delayed Draw Term B Loans included in such calculation of Consolidated Total Debt.

               "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

               "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

               "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, synthetic currency exchange rate cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

               "DB" has the meaning assigned to that term in the introduction to this Agreement.

               "DEFAULTING LENDER" has the meaning assigned to that term in subsection 2.9.

               "DEFAULT PERIOD" has the meaning assigned to that term in subsection 2.9.

               "DELAYED DRAW TERM B LOANS" has the meaning assigned to that term in subsection 2.1A(ii).

               "DELAYED DRAW TERM B LOAN COMMITMENT" means the commitment of a Tranche B Lender to make a Delayed Draw Term B Loan to Company.

               "DELAYED DRAW TERM B LOAN COMMITMENT TERMINATION DATE" the 90th day after the Closing Date or such earlier date on which the Delayed Draw Term B Loan Commitment may be terminated pursuant to Section 8.

               "DELAYED DRAW TERM B LOAN PERIOD" has the meaning assigned to that term in subsection 2.1B.

               "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

               "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

               "DOMESTIC SUBSIDIARY" means a Subsidiary of Company organized under the laws of the United States or any state thereof.

               "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys or invests in loans as one of its businesses including commercial finance companies, insurance companies, mutual funds and lease financing companies; and
(B) any Lender and any Affiliate or Related Fund of any Lender; PROVIDED that neither Company nor any Affiliate of Company shall be an Eligible Assignee.

               "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Company or any of its Subsidiaries (i) in the ordinary course of such Person's business or (ii) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law (for purposes of this definition, "CLAIMS"), including (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Third Party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

               "ENVIRONMENTAL LAWS" means any and all present and future laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, orders, and determinations of any governmental authority that have the force and effect of law, and that pertain to pollution (including hazardous, toxic or dangerous substances), natural resources or the environment, whether federal, state, or local, domestic or foreign including environmental response laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 and as the same may be further amended (hereinafter collectively called "CERCLA").

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

               "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Company or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Internal Revenue Code or (for purposes of provisions of the Internal Revenue Code relating to Section 412 of the Internal Revenue Code) Section 414(m) or (o) of the Internal Revenue Code.

               "ERISA EVENT" means any of the following events or occurrences if such event or occurrence could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the failure to make a required contribution to a Pension Plan; (ii) a withdrawal by Company, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA), or a cessation of operation which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Company, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or is insolvent pursuant to Section 4241 or 4245 of ERISA; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate, in each case with respect to a Pension Plan or Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (vi) the imposition of any liability upon Company, any of its

Subsidiaries or any ERISA Affiliate under Title IV of ERISA (other than with respect to PBGC premiums due but not delinquent under Section 4007 of ERISA) upon Company, any of its Subsidiaries or any ERISA Affiliate; (vii) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; (viii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Plan intended to qualify under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (ix) the violation of any applicable foreign law, or an event or occurrence that is comparable to any of the foregoing events or occurrences, in either case with respect to a Plan that is not subject to regulation under ERISA by reason of Section 4(b)(4) of ERISA.

               "EVENT OF DEFAULT" means each of the events set forth in Section
8.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

               "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the spot rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender of such currency in exchange for Dollars two Business Days prior to such date, expressed as a number of units of such currency per one Dollar.

               "EXCLUDED PRO FORMA ENTITY" means, for any period, (i) any Person, property, business or asset (other than an Unrestricted Subsidiary) that is sold, transferred or otherwise disposed of by Company or any of its Subsidiaries to a Third Party during such period; PROVIDED that, for purposes of calculating any consolidated financial information for any Excluded Pro Forma Entity to be used in determining the Net EBITDA Adjustment or Net Interest Adjustment for such period, financial information pertaining to any Person, property, business or asset that was related to such Excluded Pro Forma Entity but that was not disposed of by Company or such Subsidiary shall not be consolidated with the relevant financial information of the Excluded Pro Forma Entity and (ii) any Subsidiary of Company that is redesignated as an Unrestricted Subsidiary during such period.

               "EXISTING A/R FACILITY" means the accounts receivable factoring facility established pursuant to that certain Receivables Purchase Agreement dated as of December 3, 1993 between Amphenol Funding Corp., as Seller, Company, individually and as initial servicer, Pooled Accounts Receivable Capital Corporation, as purchaser, and Bank of Montreal, as agent, as amended prior to the Closing Date.

               "EXISTING CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of October 3, 1997 by and among Company, Amphenol Holding UK, Limited, Amphenol Commercial & Industrial UK, Limited, the lenders parties thereto, The Chase Manhattan Bank, as syndication agent, The Bank of New York, as documentation agent, and DB (formerly Bankers Trust Company), as administrative agent and collateral agent, as amended prior to the Closing Date.

               "EXISTING LETTERS OF CREDIT" has the meaning assigned to that term in subsection 3.1C.

               "EXISTING SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Existing Subordinated Notes were issued, as amended prior to the Closing Date.

               "EXISTING SUBORDINATED NOTES" means the approximately $144,000,000 in outstanding aggregate principal amount of 9.875% Senior Subordinated Notes due 2007.

               "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

               "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(ix).

               "FINANCING REQUIREMENTS" means the aggregate of all amounts necessary (i) to repurchase the Existing Subordinated Notes (including, without limitation, the payment of any redemption premiums) and to repay all Indebtedness outstanding under the Existing Credit Agreement and (ii) to pay Transaction Costs.

               "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances) to which such Collateral is subject.

               "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

               "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year (or any other date to which such Fiscal Year-end is changed pursuant to subsection 6.12).

               "FOREIGN SUBSIDIARY" means a Subsidiary that is not a Domestic Subsidiary.

               "FUNDED DEBT", as applied to any Person, means all Indebtedness for borrowed money of that Person (including any current portions thereof) which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

               "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent and Swing Line Lender located at 31 West 52nd Street, New York, New York 10019 or (ii) such other office of Administrative Agent and/or Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and/or Swing Line Lender to Company and each Lender.

               "FUNDING DATE" means the date of the funding of a Loan.

               "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case as the same are applicable to the circumstances as of the date of determination.

               "GOVERNMENT AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

               "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state, local or foreign governmental authority, agency or court.

               "GUARANTEE OBLIGATIONS" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, Securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the Primary Obligor to make payment of such Indebtedness or (iv) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; PROVIDED, HOWEVER, that the term "Guarantee Obligations" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

               "GUARANTOR" means any Subsidiary Guarantor and any other guarantor of the Obligations.

               "GUARANTIES" means the Subsidiary Guaranty and any guaranty entered into by any Subsidiary of Company pursuant to subsection 6.7B.

               "HAZARDOUS MATERIALS" means any substance that is defined or listed as a hazardous, toxic or dangerous substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous, toxic, or dangerous properties, including (i) any substance that is a "hazardous substance" under CERCLA (as defined in the definition of "ENVIRONMENTAL LAWS") and (ii) petroleum wastes or products.

               "HEDGE AGREEMENT" means any Interest Rate Agreement, Commodities Agreement or Currency Agreement designed to hedge against fluctuations in interest rates, the price or availability of commodities, or currency values, respectively.

               "INCLUDED PRO FORMA ENTITY" means, for any period, (i) any Person, property, business or asset (other than an Unrestricted Subsidiary) that is acquired by Company or any of its Subsidiaries from a Third Party during such period and not subsequently sold, transferred or otherwise disposed of by Company or such Subsidiary to a Third Party during such period; PROVIDED that, for purposes of calculating any consolidated financial information for any Included Pro Forma Entity to be used in determining the Net EBITDA Adjustment or Net Interest Adjustment for such period, financial information pertaining to any Person, property, business or asset that was related to such Included Pro Forma Entity but that was not acquired by Company or such Subsidiary shall not be consolidated with the relevant financial information of the Included Pro Forma Entity and (ii) any Unrestricted Subsidiary that is redesignated as a Subsidiary of Company during such period.

               "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness of such Person for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) any obligation incurred by such Person in connection with banker's acceptances and the maximum aggregate amount from time to time available for drawing under all outstanding letters of credit issued for the account of such Person together, without duplication, with the amount of all honored but unreimbursed drawings thereunder, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price (a) is due more than six months from the date of incurrence of the obligation in respect thereof and (b) would be shown on the liability side of the balance sheet of such Person in accordance with GAAP, (v) all monetary obligations of such Person under Hedge Agreements (it being understood that monetary obligations under Interest Rate Agreements, Commodities Agreements and Currency Agreements other than Hedge Agreements constitute Investments and not Indebtedness), and (vi) all indebtedness referred to in clauses (i) through (iv) above secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; PROVIDED that the term "Indebtedness" shall (X) include any obligations in respect of any Accounts Receivable Facility and (Y) exclude any trade payables or accrued expenses arising in the ordinary course of business.

               "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

               "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

               "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of May 19, 1997 by and among the PBGC, Administrative Agent, Collateral Agent and Company as such Intercreditor Agreement may be amended, modified or otherwise supplemented from time to time after the Closing Date.

               "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that, in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

               "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

               "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

               "INTEREST RATE DETERMINATION DATE" means with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

               "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the Closing Date and from time to time thereafter, and any successor statute.

               "INVESTMENT" means (i) any purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a Subsidiary of Company), (ii) any loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any Third Party, including all indebtedness and accounts receivable from that Third Party that are not current assets or did not arise from sales to that Third Party in the ordinary course of business, (iii) the designation of any Person as an Unrestricted Subsidiary, or (iv) any monetary obligations under Interest Rate Agreements, Commodities Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be (A) the original cost of such Investment (determined, in the case of an Investment described in clause (iii) above, as provided in the definition of "Subsidiary", without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, MINUS (B) the lesser of (1) the aggregate amount of any repayments, redemptions, dividends or distributions thereon or proceeds from the sale thereof, in each case to the extent of Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) actually received by Company or the applicable Subsidiary of Company, and (2) the aggregate amount described in the immediately preceding clause (A).

               "ISSUING LENDER" means, with respect to any Letter of Credit, the Revolving Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii) and, with respect to DB, shall include its Affiliate, Deutsche Bank AG, New York Branch.

               "JOINT LEAD ARRANGERS" means Deutsche Bank Securities Inc. and UBSW.

               "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

               "KKR" means Kohlberg Kravis Roberts & Co. L.P.

               "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; PROVIDED that the term "LENDERS", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

               "LENDING OFFICE" means, as to any Lender, the office of such Lender specified as its "LENDING OFFICE" on SCHEDULE 2.1 annexed hereto (with respect to Lenders listed on the signature pages hereto) or in the Assignment Agreement pursuant to which it became or becomes a Lender, or such other office or offices as such Lender may have or may from time to time hereafter designate as such in a written notice delivered by such Lender to Company and Administrative Agent.

               "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1, including any Existing Letters of Credit.

               "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B). For purposes of this definition, any amount described in clause (i) or
(ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

               "LIBOR" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, the rate per annum determined on the basis of the London interbank offered rate for Dollar deposits with maturities comparable to such Interest Period as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date as set forth on Telerate Page 3750; PROVIDED that in the event such rate does not appear on Page 3750 (or otherwise) of the Telerate Service, "LIBOR" for purposes of this paragraph shall be determined by reference to (i) such other publicly available service for displaying interest rates for Dollar deposits as may be agreed upon by Company and Administrative Agent or
(ii) in the absence of such agreement, the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the London interbank market by Reference Lenders for Dollar deposits of amounts in same day funds comparable to the respective principal amounts of the LIBOR Loans of Reference Lenders for which LIBOR is then being determined (which principal amount shall be deemed to be $1,000,000 in the case of any Reference Lender not making, converting to or continuing such a LIBOR
Loan) with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date; PROVIDED that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then LIBOR shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s).

               "LIBOR LOANS" means Loans bearing interest at rates determined by reference to LIBOR as provided in subsection 2.2A.

               "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or other similar encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any other similar preferential arrangement having the practical effect of any of the foregoing.

               "LLC PLEDGE AGREEMENT" means the LLC Pledge Agreement executed and delivered on the Closing Date by Company and Collateral Agent, in form and substance satisfactory to Collateral Agent and Administrative Agent, as such LLC Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

               "LOAN" or "LOANS" means one or more of the Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

               "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for Letters of Credit), the Guaranties and the Collateral Documents.

               "LOAN PARTY" means Company, each Subsidiary Guarantor and each Subsidiary executing and delivering a Loan Document on or after the Closing Date pursuant to subsection 6.7B or subsection 6.8, and "LOAN PARTIES" means all such Persons, collectively.

               "MANAGEMENT GROUP" means, at any time, the Chairman of the Board, the President, any Executive Vice President or Vice President, the Treasurer and the Secretary of the Company at such time.

               "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "MASTER PLEDGE AGREEMENT" means the Master Pledge Agreement executed and delivered on the Closing Date by Company and Collateral Agent, substantially in the form of EXHIBIT XIV annexed hereto, as such Master Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

               "MATERIAL ADVERSE EFFECT" means any circumstance or condition affecting the business, assets, operations, properties or financial condition of Company and its Subsidiaries, taken as a whole, that would materially adversely affect (a) the ability of Loan Parties, taken as a whole, to perform their obligations under this Agreement and the other Loan Documents, taken as a whole, or (b) the rights and remedies of Administrative Agent and Lenders under this Agreement and the other Loan Documents, taken as a whole.

               "MATERIAL FOREIGN SUBSIDIARY" means a Material Subsidiary that is not a Domestic Subsidiary.

               "MATERIAL SUBSIDIARY" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, (a) for the most recent Fiscal Year accounted for more than 5% of the consolidated gross revenues of Company and its Subsidiaries or (b) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated total assets of Company and its Subsidiaries.

               "MOODY'S" means Moody's Investors Services, Inc., and any successor thereto.

               "MOODY'S RATING" means, at any time, the rating issued by Moody's and then in effect with respect to Company's senior secured debt.

               "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have liability.

               "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Company or any Subsidiary from such Asset Sale, net of
(i) the costs and expenses relating to such Asset Sale, (ii) all taxes paid or estimated to be payable in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iv) the amount of any reasonable reserves established in accordance with GAAP against any liabilities (other than taxes described in clause (ii) above) that are (a) associated with the assets that are the subject of such Asset Sale and (b) retained by Company or any of its Subsidiaries; PROVIDED that (X) in the event the amount of any taxes estimated to be payable as described in clause (ii) above exceeds the amount actually paid, Company or the applicable Subsidiary shall be deemed to have received Net Asset Sale Proceeds in the amount of such excess on the date such taxes are paid, and (Y) upon any subsequent reduction in the amount of any reserve described in clause
(iv) above (other than in connection with a payment by Company or the applicable Subsidiary in respect of the applicable liability), Company or the applicable Subsidiary shall be deemed to have received Net Asset Sale Proceeds on the date and in the amount of such reduction.

               "NET EBITDA ADJUSTMENT" means, for any period, an amount equal to
(i) the sum of the aggregate of the amounts of Consolidated Adjusted EBITDA for any Included Pro Forma Entities (calculated for the entire such period for each such Included Pro Forma Entity as if such Included Pro Forma Entity had become an Included Pro Forma Entity on the first day of such period) MINUS (ii) the sum of the aggregate of the amounts of Consolidated Adjusted EBITDA for any Excluded Pro Forma Entities (calculated for the entire such period for each such Excluded Pro Forma Entity, including any portion thereof prior to the date on which it became an Excluded Pro Forma Entity).

               "NET INDEBTEDNESS PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the incurrence of Indebtedness by Company or any of its Subsidiaries.

               "NET INTEREST ADJUSTMENT" means, for any period, an amount equal to (i) the sum of the aggregate of the amounts of Consolidated Interest Expense for any Included Pro Forma Entities (calculated for the entire such period for each such Included Pro Forma Entity, including any portion thereof prior to the date on which it became an Included Pro Forma Entity, in each case on a pro forma basis as if any Indebtedness of such Included Pro Forma Entity that was incurred, assumed or prepaid in connection with the transaction pursuant to which it became an Included Pro Forma Entity had been incurred, assumed or prepaid on the first day of such period) MINUS (ii) the sum of the aggregate of the amounts of Consolidated Interest Expense for any Excluded Pro Forma Entities (calculated for the entire such period for each such Excluded Pro Forma Entity, including any portion thereof prior to the date on which it became an Excluded Pro Forma Entity).

               "NON-EXCLUDED TAX" has the meaning assigned to that term in subsection 2.7A.

               "NOTES" means one or more of the Tranche A Term Notes, Tranche B Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

               "NOTICE OF BORROWING" means a notice substantially in the form of
EXHIBIT I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

               "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

               "NOTICE OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

               "OBLIGATIONS" means all monetary obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

               "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), its president, one of its vice presidents, its chief financial officer, or its treasurer.

               "ORGANIZATIONAL DOCUMENTS" means the documents (including Bylaws or limited liability company agreement, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

               "PBGC AGREEMENTS" means that certain Settlement Agreement effective as of May 14, 1997, by and between the Company and the PBGC, and that certain Negative Pledge Undertaking dated May 19, 1997, from the Company for the benefit of the PBGC, in each case as amended from time to time after the Closing Date in accordance with subsection 7.9.

               "PENSION PLAN" means a pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have any liability.

               "PERMITTED ENCUMBRANCES" means the following types of Liens:

               (i) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA or any Lien in favor of the PBGC) for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that payment thereof is otherwise not, at the time, required by subsection 6.3;

               (ii) Liens in respect of property or assets imposed by law, such as carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business, in each case so long as such Liens do not, individually or in the aggregate, have a Material Adverse Effect;

               (iii) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA or any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of payments for borrowed money);

               (iv) Liens incurred in the ordinary course of business on securities to secure repurchase and reverse repurchase obligations in respect of such securities;

               (v) Liens consisting of judgment or judicial attachment liens in circumstances not constituting an Event of Default under subsection 8.8;

               (vi) easements, rights-of-way, restrictions, minor defects or irregularities of title and other similar encumbrances not interfering in any material respect with the business of Company and its Subsidiaries, taken as a whole;

               (vii) Liens securing obligations in respect of Capital Leases on the assets subject to such Capital Leases; PROVIDED that such Capital Leases are otherwise permitted hereunder;

               (viii) Liens arising solely by virtue of (a) any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies with respect to deposit accounts or other funds maintained with a creditor depository institution or (b) any contractual netting arrangement with respect to deposit accounts maintained by any Subsidiaries of Company in the United Kingdom, to the extent such arrangement secures the repayment of any overdraft charged against any such account on a net credit/debit balance basis with the other such accounts; PROVIDED that (in the case of both clause (a) and (b) above) the applicable deposit account is not a cash collateral account;

               (ix) any interest or title of a lessor, or secured by a lessor's interest under, any lease permitted by this Agreement;

               (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (xi) Liens on goods the purchase price of which is financed by a Commercial Letter of Credit issued for the account of Company or any of its Subsidiaries; PROVIDED that such Lien secures only the obligations of Company or such Subsidiary in respect of such Commercial Letter of Credit to the extent permitted under this Agreement;

               (xii) leases or subleases granted to others not interfering in any material respect with the business of Company and its Subsidiaries, taken as a whole; and

               (xiii) Liens created or deemed to exist in connection with an Accounts Receivable Facility, to the extent that any such Lien relates to accounts receivables subject to such program, the cash proceeds thereof, guarantees and contracts directly related to such accounts receivable and/or rights to the goods sold thereby.

               "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

               "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Company or any of its Subsidiaries sponsors or maintains, or to which Company or any of its Subsidiaries makes, is making or is obligated to make contributions, or to which Company or any of its Subsidiaries may have any liability, and includes any Pension Plan.

               "PLEDGE AGREEMENTS" means the Master Pledge Agreement, the LLC Pledge Agreement and any pledge agreements or other similar instruments that Company has entered into or may enter into from time to time on or after the Closing Date with respect to any Material Foreign Subsidiary pursuant to the terms of the Master Pledge Agreement, as such agreements or instruments may thereafter be amended, supplemented or otherwise modified from time to time.

               "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in each of the Master Pledge Agreement and the LLC Pledge Agreement.

               "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

               "PRIME RATE" means the rate that DB announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

               "PRO FORMA ADJUSTMENT" means, for any period with respect to any Included Pro Forma Entity (other than an Unrestricted Subsidiary redesignated as a Subsidiary of Company, for which there shall be no Pro Forma Adjustment), the pro forma increase or decrease in the Consolidated Adjusted EBITDA of such Included Pro Forma Entity that Company in good faith predicts will occur, and that are reasonably satisfactory to Administrative Agent, as a result of reasonably identifiable and supportable net cost savings or additional net costs or a reasonably identifiable and supportable increase in sales volume, as the case may be, that will be realizable during such period by combining the operations of such Included Pro Forma Entity with the operations of Company and its Subsidiaries; PROVIDED that, so long as such net cost savings or additional net costs or increase in sales volume will be realizable at any time during such period it shall be assumed, for purposes of projecting such pro forma increase or decrease in such Consolidated Adjusted EBITDA, that such net cost savings or additional net costs or increase in sales volume will be realizable during the entire such period; and PROVIDED, FURTHER that any such pro forma increase or decrease in such Consolidated Adjusted EBITDA shall be without duplication of any net cost savings or additional net costs or increase in sales volume actually realized during such period and already included in such Consolidated Adjusted EBITDA.

               "PRO FORMA ADJUSTMENT CERTIFICATE" shall mean a certificate of a Responsible Officer of Company delivered pursuant to subsection 6.1(xii) setting forth the information described in clause (d) of subsection 6.1(iii).

               "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loans of any Lender, the percentage obtained by DIVIDING (x) the Tranche A Term Loan Exposure of that Lender BY (y) the aggregate Tranche A Term Loan Exposure of all Lenders,
(ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan of any Lender, the percentage obtained by DIVIDING (x) the Tranche B Term Loan Exposure of that Lender BY (y) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY (y) the aggregate Revolving Loan Exposure of all Lenders, and (v) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (x) the sum of the Tranche A Term Loan Exposure of that Lender PLUS the Tranche B Term Loan Exposure of that Lender PLUS the Revolving Loan Exposure of that Lender BY (y) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders PLUS the aggregate Tranche B Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The Pro Rata Share of each Lender as of the Closing Date for purposes of each of subclauses (i), (ii),
(iii) and (iv) of clause (B) of the preceding sentence is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

               "RECEIVABLES FEES" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other interest-equivalent fees or costs paid in connection with, any Accounts Receivable Facility whether or not accounted for as interest expense under GAAP.

               "REFERENCE LENDERS" means DB and UBS AG, Cayman Islands Branch.

               "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iv).

               "REGISTER" has the meaning assigned to that term in subsection 2.1D.

               "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

               "RELATED FUNDS" means, with respect to any Lender, a fund that invests in commercial loans and is administered or managed by the same investment advisor or manager as such Lender, an Affiliate of such Lender or by an Affiliate of the same investment advisor or manager as such lender.

               "REQUISITE CLASS LENDERS" means, at any time of determination (i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders,
(ii) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche A Term Loan Exposure of all Lenders, and (iii) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche B Term Loan Exposure of all Lenders.

               "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders PLUS the aggregate Tranche B Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders.

               "RESPONSIBLE OFFICER" means, with respect to any Person, its chief executive officer, president, or any vice president, managing director, treasurer, controller or other officer of such Person having substantially the same authority and responsibility; PROVIDED that, with respect to compliance with financial covenants, "RESPONSIBLE OFFICER" means the chief financial officer, treasurer or controller of Company, or any other officer of Company having substantially the same authority and responsibility.

               "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, and any successor thereto.

               "S&P RATING" means, at any time, the rating issued by S&P and then in effect with respect to Company's senior secured debt.

               "RESTRICTED ACQUISITION SUBSIDIARY" means (i) a Subsidiary of Company that is or was (a) first created or acquired by Company or any of its Subsidiaries after the Closing Date in connection with an Acquisition and (b) designated as a "Restricted Acquisition Subsidiary" pursuant to a written notice delivered by Company to Administrative Agent prior to the consummation of such Acquisition; PROVIDED that Company may, by written notice to Administrative Agent, redesignate any Restricted Acquisition Subsidiary as a Subsidiary that is not a Restricted Acquisition Subsidiary so long as, after giving effect to the aggregate principal amount of any outstanding Indebtedness of such Restricted Acquisition Subsidiary that was originally incurred pursuant to subsection 7.1(viii) as if such Indebtedness were being incurred by such Restricted Acquisition Subsidiary as of the date of such redesignation, no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom and (ii) any Subsidiary of a Restricted Acquisition Subsidiary described in the foregoing clause (i).

               "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of common stock of Company or payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

               "REVOLVING LENDER" means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

               "REVOLVING LOAN COMMITMENT" means the commitment of a Revolving Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Revolving Lenders in the aggregate.

               "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the fifth anniversary of the Closing Date or such earlier date on which the Revolving Loan Commitments may be terminated pursuant to subsection 2.4B or Section 8.

               "REVOLVING LOAN EXPOSURE" means, with respect to any Revolving Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Revolving Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum, without duplication, of (a) the aggregate outstanding principal amount of the Revolving Loans of that Revolving Lender PLUS (b) in the event that Revolving Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Revolving Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Revolving Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit PLUS (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) PLUS (e) the aggregate amount of all participations purchased by that Revolving Lender in any outstanding Swing Line Loans, in each case without duplication.

               "REVOLVING LOANS" means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(iii).

               "REVOLVING NOTES" means (i) any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Revolving Loans of any Lenders and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of EXHIBIT VI annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

               "SEC" means the Securities and Exchange Commission or any successor thereto.

               "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

               "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

               "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or operating leases of Company or any of its Subsidiaries, and
(v) other lawful corporate purposes of Company or any of its Subsidiaries.

               "SUBORDINATED INDEBTEDNESS" means any Indebtedness of Company incurred from time to time and subordinated in right of payment to the Obligations.

               "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; PROVIDED that, with respect to Company or any of its Subsidiaries, the term "Subsidiary" shall not include any Unrestricted Subsidiary or any special purpose entity that is a party to any Accounts Receivable Facility; and PROVIDED, FURTHER that Company shall be permitted from time to time to (i) designate any Unrestricted Subsidiary as a "Subsidiary" of Company hereunder by written notice to Administrative Agent, so long as (a) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby and (b) the provisions of subsection 6.7 shall have been complied with in respect of such newly-designated Subsidiary, or (ii) designate any Subsidiary of Company, or any Person that, as a result of the acquisition after the Closing Date by Company or any of its Subsidiaries of any equity Securities of such Person, would otherwise be a Subsidiary of Company hereunder, to be an "Unrestricted Subsidiary" by written notice to Administrative Agent so long as
(1) after giving effect to such designation as an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (X) the net worth of the Subsidiary or other Person so designated (the

"DESIGNATED PERSON") immediately prior to such designation (such net worth to be calculated, in the case of a Designated Person that is a Subsidiary of Company, without regard to any Obligations of such Subsidiary under the Subsidiary Guaranty) and (Y) the aggregate principal amount of any Indebtedness owed by the Designated Person to Company or any of its Subsidiaries immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (X) above, on a consolidated basis in accordance with GAAP), Company shall be in compliance with the provisions of subsection 7.3(vi), (2) no Subsidiary is a Subsidiary of such Unrestricted Subsidiary, (3) on or promptly after the date of designation of such Person as such Unrestricted Subsidiary, such Unrestricted Subsidiary shall enter into a tax sharing agreement with Company that provides (as determined by Company in good faith) for an appropriate allocation of tax liabilities and benefits, (4) no recourse whatsoever (whether by contract or by operation of law or otherwise) may be had to Company or any of its Subsidiaries or any of their respective properties or assets for any obligations of such Unrestricted Subsidiary except to the extent that the aggregate maximum amount of such recourse constitutes (X) an Investment permitted under subsection 7.3(vi) or (Y) a Guarantee Obligation permitted under subsection 7.4(vii) and (5) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby.

               "SUBSIDIARY GUARANTOR" means any Domestic Subsidiary that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.7.

               "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Domestic Subsidiaries on the Closing Date and executed and delivered or to be executed and delivered by additional Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.7A, substantially in the form of EXHIBIT XV annexed hereto, as such Subsidiary Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

               "SWING LINE LENDER" means DB, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

               "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iv).

               "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iv).

               "SWING LINE NOTE" means (i) any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender and (ii) any promissory note issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of EXHIBIT VII annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

               "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

               "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its Lending Office) is located or in which that Person (and/or, in the case of a Lender, its Lending Office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its Lending Office).

               "TERM LOANS" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

               "THIRD PARTY" means any Person other than Company or any of its Subsidiaries.

               "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) PLUS (ii) the aggregate principal amount of all outstanding Swing Line Loans PLUS (iii) the Letter of Credit Usage.

               "TRANCHE A LENDER" means a Lender that has Tranche A Term Loan Exposure.

               "TRANCHE A TERM LOAN COMMITMENT" means the commitment of a Tranche A Lender to make Tranche A Term Loans to Company pursuant to subsection 2.1A(i), and "TRANCHE A TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

               "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Tranche A Term Loans of that Lender.

               "TRANCHE A TERM LOANS" means the Loans made as Tranche A Term Loans by Lenders to Company pursuant to subsection 2.1A(i).

               "TRANCHE A TERM NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche A Term Loans of any Lenders, substantially in the form of EXHIBIT IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

               "TRANCHE B LENDER" means a Lender that has Tranche B Term Loan Exposure.

               "TRANCHE B TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(ii), and "TRANCHE B TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

               "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Tranche B Term Loan of that Lender.

               "TRANCHE B TERM LOANS" means the Loans made as Tranche B Term Loans by Lenders to Company pursuant to subsection 2.1A(ii).

               "TRANCHE B TERM NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche B Term Loans of any Lenders, substantially in the form of EXHIBIT V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

               "TRANSACTION COSTS" means the fees, costs and expenses payable by Company in connection with the transactions contemplated by the Loan Documents on or before the Closing Date.

               "TRIGGER DATE" means the first date on which the S&P Rating is BB- or lower or the Moody's Rating is Ba3 or lower.

               "TYPE" means, as applied to any Loan, whether such Loan is a Tranche A Term Loan, a Tranche B Term Loan, a Revolving Loan or a Swing Line Loan.

               "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

               "UNFUNDED PENSION LIABILITY" means, with respect to any Pension Plan, the amount of unfunded benefit liabilities of such Pension Plan as defined in Section 4001(a)(18) of ERISA.

               "UNREINVESTED ASSET SALE PROCEEDS" means that portion, if any, of any Net Asset Sale Proceeds that shall not have been reinvested by Company and its Subsidiaries in the business of Company and its Subsidiaries within one year after the receipt by Company or any of its Subsidiaries of such Net Asset Sale Proceeds.

               "UNRESTRICTED SUBSIDIARY" means any corporate Subsidiary of Company (determined without giving effect to the provisos set forth in the definition of "Subsidiary") that is designated by Company as an "Unrestricted Subsidiary" as provided in the definition of "Subsidiary".

               "VOTING STOCK" means, with respect to any Person, Securities of such Person having ordinary voting power (without regard to the occurrence of any contingency) to vote in the election of directors of such Person.

       1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

               Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. All computations made for purposes of determining any Applicable Leverage Ratio or any amount of Consolidated Excess Cash Flow or for purposes of determining compliance with any of the provisions of Section 7, including any related computations of amounts represented by terms defined in subsection 1.1, shall utilize accounting principles and policies in effect at the time of preparation of, and consistent with those used to prepare, the historical financial statements of Company and its Subsidiaries described in subsection 5.3. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and (ix) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation; PROVIDED that if any of the computations described in the immediately preceding sentence shall at any time utilize accounting principles and policies different from those utilized in preparing the financial statements referred to in this sentence, such financial statements shall be delivered together with reconciliation worksheets showing in reasonable detail the differences that would result in such computations if the accounting principles and policies utilized in preparing such financial statements were utilized in making such computations.

       1.3     OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

               A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

               B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

               C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

       2.1     COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

               A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans as described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii) and Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(iv).

               (i) TRANCHE A TERM LOANS. Each Lender that has a Tranche A Term Loan Commitment severally agrees to lend to Company on the Closing Date an amount equal to its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche A Term Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate amount of the Tranche A Term Loan Commitments is $125,000,000; PROVIDED that the Tranche A Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche A Term Loan Commitments pursuant to subsection 10.1B. Tranche A Term Loans shall be made as a single drawing on the Closing Date. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

               (ii) TRANCHE B TERM LOANS. Subject to the proviso contained in the penultimate sentence of this paragraph (ii), each Lender that has a Tranche B Term Loan Commitment severally agrees to lend to Company on the Closing Date an amount equal to its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche B Term Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate amount of the Tranche B Term Loan Commitments is $500,000,000; PROVIDED that the Tranche B Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche B Term Loan Commitments pursuant to subsection 10.1B. Tranche B Term Loans shall be made as a single drawing on the Closing Date; PROVIDED that up to $150,000,000 (the "DELAYED DRAW TERM B LOANS") of the Tranche B Term Loans may be borrowed by Company at any time during the period commencing on the Closing Date and ending on the Delayed Draw Term B Loan Commitment Termination Date for the purposes identified in subsection 2.5C. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

               (iii) REVOLVING LOANS. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $125,000,000; PROVIDED that the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B(ii). Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

               Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

               (iv)    SWING LINE LOANS.

                       (a) GENERAL PROVISIONS. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $20,000,000; PROVIDED that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) that reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

               Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                       (b) SWING LINE LOAN PREPAYMENT WITH PROCEEDS OF REVOLVING LOANS. With respect to any Swing Line Loans that have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent

               (with a copy to Company), no later than 11:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

                       (c) SWING LINE LOAN ASSIGNMENTS. If for any reason (1) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (2) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Revolving Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to such Revolving Lender and Swing Line Lender. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

               Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such obligations of each Revolving Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

               B. BORROWING MECHANICS. Tranche A Term Loans, Tranche B Term Loans or Revolving Loans (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iv) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans to Company it shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 11:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 1:00 P.M. (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans, that such Loans shall be Base Rate Loans, (iv) in the case of Revolving Loans, whether such Loans shall be Base Rate Loans or LIBOR Loans, and (v) in the case of any Loans requested to be made as LIBOR Loans, the initial Interest Period requested therefor; PROVIDED HOWEVER that Loans requested to be made on the Closing Date shall be Base Rate Loans; and PROVIDED FURTHER that during the period commencing on and including the Closing Date and ending on the earlier of (a) the Delayed Draw Term B Loan Commitment Termination Date and (b) the date on which the Delayed Draw Term B Loans are funded (the "DELAYED DRAW TERM B LOAN PERIOD"), Company may only request Tranche B Term Loans that are Base Rate Loans or LIBOR Loans with an Interest Period of one month (unless Administrative Agent shall, in its sole discretion, otherwise consent). Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

               Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice, Company shall have effected Loans hereunder.

               Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to matters to which Company are required to certify in the applicable Notice of Borrowing.

               C. DISBURSEMENT OF FUNDS. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 P.M. (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in

Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(iv) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

               Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company, and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

               D.      THE REGISTER.

               (i) Administrative Agent shall maintain, at its address referred to in subsection 10.7, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans (whether or not separately evidenced by one or more Notes) of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (ii) Administrative Agent shall record in the Register the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, and Revolving Loan Commitment and the Tranche A Term Loans, Tranche B Term Loan, and Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Tranche A Term Loans, Tranche B Term Loan, or Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent clearly demonstrable error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.

               (iii) Each Lender shall record on its internal records (including any Notes held by such Lender) the amount of each Tranche A Term Loan, Tranche B Term Loan, and Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent clearly demonstrable error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and PROVIDED, FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

               (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

               (v) Company hereby designates DB to serve as its agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent DB serves in such capacity, DB and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

               E. OPTIONAL NOTES. Upon the request of any Lender made through the Administrative Agent at any time (solely to facilitate the pledge or assignment of such Lender's applicable Loans pursuant to subsection 10.1D), Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1), promptly after Company's receipt of such notice, a promissory note or promissory notes to evidence such Lender's Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or Swing Line Loans, as the case may be, substantially in the form of EXHIBIT IV, EXHIBIT V, EXHIBIT VI or
EXHIBIT VII annexed hereto, respectively, with appropriate insertions.

       2.2     INTEREST ON THE LOANS.

               A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or LIBOR. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. Subject to the last proviso to the first paragraph of subsection 2.2D, if on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

               (i) Subject to the provisions of subsections 2.2E and 2.7, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

                       (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Tranche A Base Rate Margin; or

                       (b) if a LIBOR Loan, then at the sum of LIBOR PLUS the Applicable Tranche A LIBOR Margin.

               (ii) Subject to the provisions of subsections 2.2E and 2.7, the Tranche B Term Loans shall bear interest through maturity as follows:

                       (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Tranche B Base Rate Margin; or

                       (b) if a LIBOR Loan, then at the sum of LIBOR PLUS the Applicable Tranche B LIBOR Margin.

               (iii) Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate PLUS the Applicable Tranche A Base Rate Margin MINUS the Applicable Commitment Fee Percentage.

               B. INTEREST PERIODS. In connection with each LIBOR Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period or, if deposits in the London interbank market are generally available for such period to all Lenders making the applicable Loans (as determined by such Lenders in good faith based on prevailing market conditions), a nine or twelve month period; PROVIDED that:

               (i) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

               (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (v) and (vi) of this subsection 2.2B, end on the last Business Day of a calendar month;

               (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond the fifth anniversary of the Closing Date, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond the seventh anniversary of the Closing Date, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

               (vi) no Interest Period with respect to any portion of the Tranche A Term Loans or Tranche B Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Tranche A Term Loans or Tranche B Term Loans, as the case may be, unless the sum of (a) the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, that are Base Rate Loans PLUS (b) the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, that are LIBOR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche A Term Loans or Tranche B Term Loans, as the case may be, on such date;

               (vii) there shall be no more than 20 Interest Periods outstanding at any time; and

               (viii) in the event Company fails to specify an Interest Period for any LIBOR Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

               C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B, interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

               D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, (i) Company shall have the option to convert at any time all or any part of its outstanding Tranche A Term Loans, Tranche B Term Loans or Revolving Loans equal to $5,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis and (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, Company shall have the option to continue as a LIBOR Loan all or any portion of such Loan equal to $5,000,000 and integral multiples of $500,000 in excess of that amount; PROVIDED, HOWEVER, that if, upon the expiration of any Interest Period applicable to any LIBOR Loan, Company shall have failed to give a Notice of Conversion/Continuation with respect to such LIBOR Loan in accordance with this subsection 2.2D, Company shall be deemed to have given a timely Notice of Conversion/Continuation electing to continue such LIBOR Loan as a LIBOR Loan with an Interest Period of one month.

               Company shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 11:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Loan, that no Potential Event of Default or Event of Default has occurred and is continuing; PROVIDED however, that during the Delayed Draw Term B Loan Period, Company may only request Tranche B Term Loans be converted to or continued as Base Rate Loans or LIBOR Loans with an Interest Period of one month (unless Administrative Agent shall, in its sole discretion, otherwise consent). In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

               Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice, Company shall have effected a conversion or continuation, as the case may be, hereunder.

               Except as otherwise provided in subsections 2.6B, 2.6C and 2.6F, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

               E. POST-MATURITY INTEREST. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans of the applicable Type (any such fees and other amounts being deemed for such purposes to bear interest on the same basis as Revolving Loans). Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

               F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans bearing interest at a rate determined by reference to the Prime Rate, on the basis of a 365-day or 366-day year, as the case may be and (ii) in the case of LIBOR Loans and Base Rate Loans bearing interest at a rate determined by reference to the Federal Funds Effective Rate, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

       2.3     FEES.


               A. REVOLVING LOAN COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that

Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) PLUS (ii) the Letter of Credit Usage MULTIPLIED BY the Applicable Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 365-day or 366-day year, as the case may be, and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

               B. DELAYED DRAW TERM B LOAN COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Tranche B Lender in proportion to that Tranche B Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the earlier to occur of the Funding Date of the Delayed Draw Term B Loans or the Delayed Draw Term B Loan Commitment Termination Date in an amount equal to the average of the daily excess of the Delayed Draw Term B Loan Commitments over the aggregate principal amount of the outstanding Delayed Draw Term B Loans MULTIPLIED BY the Applicable Commitment Fee Percentage, such commitment fees to be calculated on the basis of a 365-day or 366-day year, as the case may be, and the actual number of days elapsed and to be payable on the earlier to occur of the Funding Date of the Delayed Draw Term B Loans or the Delayed Draw Term B Loan Commitment Termination Date.

               C. OTHER FEES. Company agrees to pay to Administrative Agent, Syndication Agent and Lenders, as applicable, such other fees in the amounts and at the times separately agreed upon between Company and Administrative Agent or Syndication Agent, as the case may be.

       2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER THE GUARANTIES.

               A.      SCHEDULED PAYMENTS OF TERM LOANS.

               (i) SCHEDULED PAYMENTS OF TRANCHE A TERM LOANS. Company shall make principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:

                         DATE                                     SCHEDULED REPAYMENT
                         ----                                     -------------------
                    December 31, 2003                               $    2,500,000

                    June 30, 2004                                   $    2,500,000

                    December 31, 2004                               $    7,500,000

                    June 30, 2005                                   $    7,500,000

                         DATE                                     SCHEDULED REPAYMENT
                         ----                                     -------------------
                    December 31, 2005                               $   12,500,000

                    June 30, 2006                                   $   12,500,000

                    December 31, 2006                               $   17,500,000

                    June 30, 2007                                   $   17,500,000

                    December 31, 2007                               $   22,500,000

                    May 6, 2008                                     $   22,500,000

                    TOTAL:                                          $  125,000,000

; PROVIDED that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the fifth anniversary of the Closing Date, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

               (ii) SCHEDULED PAYMENTS OF TRANCHE B TERM LOANS. Company shall make principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:

                          DATE                                     SCHEDULED REPAYMENT
                          ----                                     -------------------
                    December 31, 2003                                $   2,500,000

                    June 30, 2004                                    $   2,500,000

                    December 31, 2004                                $   2,500,000

                    June 30, 2005                                    $   2,500,000

                    December 31, 2005                                $   2,500,000

                    June 30, 2006                                    $   2,500,000

                    December 31, 2006                                $   2,500,000

                    June 30, 2007                                    $   2,500,000

                    December 31, 2007                                $   2,500,000

                    June 30, 2008                                    $   2,500,000

                    December 31, 2008                                $   2,500,000

                    June 30, 2009                                    $   2,500,000

                          DATE                                   SCHEDULED REPAYMENT
                          ----                                   -------------------
                    December 31, 2009                              $     2,500,000

                    May 6, 2010                                    $   467,500,000

                    TOTAL:                                         $   500,000,000

; PROVIDED that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the seventh anniversary of the Closing Date, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

               B.      PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

               (i) VOLUNTARY PREPAYMENTS. Company may, upon written or telephonic notice to Administrative Agent at or prior to 1:00 P.M. (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Tranche A Term Loans, Tranche B Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $500,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

               (ii) VOLUNTARY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan

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       Commitments exceed the Total Utilization of Revolving Loan Commitments at
       the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata
       Share.

               (iii) MANDATORY PREPAYMENTS. Subject to the provisions of subsection 2.4B(iv)(d), the Term Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                       (a) PREPAYMENTS FROM NET ASSET SALE PROCEEDS. No later than the fifth Business Day following the date on which any Net Asset Sale Proceeds become Unreinvested Asset Sale Proceeds, Company shall prepay its outstanding Term Loans in an aggregate amount equal to such Unreinvested Asset Sale Proceeds; PROVIDED that, Company may in its sole discretion elect, pursuant to a written notice given by Company to Administrative Agent describing such election, to postpone any mandatory prepayments otherwise required to be made by Company pursuant to this subsection 2.4B(iii)(a) (any such prepayment, until the time actually made, being "POSTPONED PREPAYMENTS") until such time as the aggregate amount of Postponed Prepayments equals $5,000,000.

                       (b) PREPAYMENTS FROM CONSOLIDATED EXCESS CASH FLOW. In the event that (i) the Consolidated Leverage Ratio shall be equal to or greater than 3.25:1.00 as of the last day of any Fiscal Year (commencing with Fiscal Year ending December 31, 2003) and
               (ii) there shall be Consolidated Excess Cash Flow for such Fiscal Year, Company shall, no later than the date on which Company is required to deliver audited financial statements with respect to such Fiscal Year pursuant to subsection 6.1(ii), prepay its outstanding Term Loans in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow (the remaining 50% of such Consolidated Excess Cash Flow being "RETAINED EXCESS CASH FLOW").

                       (c) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF INDEBTEDNESS. On the date of receipt of the Net Indebtedness Proceeds from the issuance of any Indebtedness of Company or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1, Company shall prepay the outstanding Term Loans in an aggregate amount equal to such Net Indebtedness Proceeds.

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                       (d)  PREPAYMENTS FROM THE ACCOUNTS RECEIVABLE FACILITY.
               At any time that the Accounts Receivable Facility Amount for all Accounts Receivable Facilities is increased to an amount greater than the highest aggregate Accounts Receivable Facility Amount prior thereto and is increased to an amount greater than $100,000,000 in the aggregate (such amount, the "EXCESS AMOUNT"), Company shall apply such Excess Amount to prepay the Term Loans in an aggregate amount equal to such Excess Amount.

                       (e) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. Company shall from time to time prepay FIRST the Swing Line Loans and SECOND the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

               (iv)    Application of Prepayments.

                       (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS AND ORDER OF MATURITY. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment; PROVIDED that in the event Company fails to specify the Loans of Company to which any such prepayment shall be applied, such prepayment shall be applied FIRST to repay outstanding Swing Line Loans to the full extent thereof, SECOND to repay outstanding Revolving Loans to the full extent thereof, and THIRD to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayment of the Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans in the manner specified by Company and to reduce the scheduled installments of principal of the Tranche A Term Loans and the Tranche B Term Loans set forth in subsections 2.4A(i) and/or 2.4A(ii), as the case may be, in such order as Company shall direct.

                       (b) APPLICATION OF MANDATORY PREPAYMENTS OF TERM LOANS TO TRANCHE A TERM LOANS AND TRANCHE B TERM LOANS AND THE SCHEDULED INSTALLMENTS OF PRINCIPAL THEREOF. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof). Any mandatory prepayment of the Tranche A Term Loans or the Tranche B Term Loans shall be applied FIRST to reduce the next two succeeding scheduled installments of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively, that are unpaid at the time of such prepayment in the forward order of maturity and SECOND to reduce each remaining unpaid scheduled installment of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, on a pro rata basis (in accordance with the respective unpaid principal amounts thereof).

                                       49
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                       (c)  WAIVER OF CERTAIN MANDATORY PREPAYMENTS. Anything
               contained herein to the contrary notwithstanding, so long as any Tranche A Term Loans are outstanding, in the event Company is required to make any mandatory prepayment (a "WAIVABLE MANDATORY PREPAYMENT") of the Tranche B Term Loans pursuant to subsection 2.4B(iii), (V) Company may, by written or telephonic notice (promptly confirmed in writing) given to Administrative Agent not less than five Business Days prior to the date (the "REQUIRED PREPAYMENT DATE") on which Company is required to make such Waivable Mandatory Prepayment, elect to offer each Lender holding an outstanding Tranche B Term Loan the option to refuse such Lender's Pro Rata Share of such Waivable Mandatory Prepayment,
               (W) in the event Company gives such notice to Administrative Agent, Administrative Agent will promptly notify each such Lender of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount, (X) each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day (the "CUTOFF DATE") prior to the Required Prepayment Date, (Y) on the Required Prepayment Date, Company shall pay to Administrative Agent an amount equal to the sum of (1) that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the Cutoff Date shall be deemed to have elected, as of the Cutoff Date, not to exercise such option), which amount shall be applied to prepay the Tranche B Term Loans of such Lenders in accordance with subsection 2.4B(iv)(b) PLUS (2) 50% of that portion (the "WAIVED PORTION") of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, which amount shall be applied to prepay the Tranche A Term Loans in the same manner as voluntary prepayments of the Tranche A Term Loans are applied pursuant to subsection 2.4B(iv)(a), and (Z) Company shall be entitled to retain the remaining 50% of the Waived Portion (such amount being a "RETAINED PREPAYMENT") to be used for general corporate purposes.

                       (d) APPLICATION OF PREPAYMENTS OF LOANS TO BASE RATE LOANS AND LIBOR LOANS; OPTION TO DEFER CERTAIN MANDATORY PREPAYMENTS OF LIBOR LOANS. Considering Tranche A Term Loans, Tranche B Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D; provided that, anything contained in this Agreement to the contrary notwithstanding, in the event that (1) the application of any mandatory prepayment pursuant to subsection 2.4B(iii) in accordance with the foregoing provisions of this subsection 2.4B(iv) would result in the prepayment of all or any portion of a LIBOR Loan prior to the end of the Interest Period applicable thereto, (2) the remaining term of such Interest Period is less than three

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

               months, and (3) no Potential Event of Default or Event of Default shall have occurred and be continuing, Company shall have the option, by giving written notice (or telephonic notice promptly confirmed in writing) to Administrative Agent of its election to do so on or before the first Business Day prior to the date on which such prepayment would otherwise be required to be made, to defer the making of such prepayment until the last day of such Interest Period or such earlier date as Company may specify in such notice.

               C.      GENERAL PROVISIONS REGARDING PAYMENTS.

               (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 3:00 P.M. (New York City time), on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

               (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

               (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its Lending Office or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

               (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

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               D.      APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER
THE GUARANTIES.

               (i) APPLICATION OF PROCEEDS OF COLLATERAL. Subject to the provisions of the Intercreditor Agreement, all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Collateral Agent, be held by Collateral Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Collateral Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                       (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification under such Collateral Document and all advances made by Collateral Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                       (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

                       (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

               (ii) APPLICATION OF PAYMENTS UNDER THE GUARANTIES. All payments received by Collateral Agent under the Guaranties shall be applied promptly from time to time by Collateral Agent in the following order of priority:

                       (a) To the payment of the costs and expenses of any collection or other realization under the Guaranties, including reasonable compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty;

                       (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

                       (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

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       2.5     USE OF PROCEEDS.

               A. TERM LOANS. The proceeds of the Term Loans shall be applied by Company to fund the Financing Requirements.

               B. REVOLVING LOANS; SWING LINE LOANS. The proceeds of any Revolving Loans and any Swing Line Loans shall be applied by Company for general corporate purposes.

               C. DELAYED DRAW TERM B LOANS. The proceeds of any Delayed Draw Term B Loans shall be used to fund Financing Requirements not funded on the Closing Date.

       2.6     SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

               Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

               A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York City time), on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent clearly demonstrable error, be final, conclusive and binding upon all parties) the interest rate that shall apply to LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

               B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist (which notice Administrative Agent shall give at such time as such circumstances no longer exist) and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

               C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR LOANS. In the event that on any date any Lender shall have reasonably determined (which determination shall be made only after consultation with Company and Administrative Agent, it being understood that any such determination so made shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law

                                       53
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even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter
(a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) any Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement.

               D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, costs and expenses sustained by that Lender (including losses, costs and expenses actually sustained by that Lender in connection with the liquidation or re-employment of deposits or other funds acquired by it to make or carry the subject LIBOR Loans but excluding any loss of anticipated profits): (i) if for any reason (other than a default by that Lender or Administrative Agent) a borrowing of any LIBOR Loan by Company does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Loan by Company does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of Company's LIBOR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, or (iii) if any prepayment of Company's LIBOR Loans is not made on any date specified in a notice of prepayment given by Company.

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               E.      BOOKING OF LIBOR LOANS. Any Lender may make, carry or
transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

               F. LIBOR LOANS AFTER DEFAULT. If, after the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, Administrative Agent or Requisite Lenders have determined in its or their sole discretion not to permit the making or continuation of any Loans as, or the conversion of any Loans to, LIBOR Loans and Administrative Agent has so notified Company in writing (i) Company may not elect to have any Loans be made as or converted to LIBOR Loans or elect to have any outstanding LIBOR Loans continued as such after the expiration of the Interest Periods then in effect for such LIBOR Loans and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation in respect of LIBOR Loans that has not yet occurred shall be deemed to be rescinded by Company.

       2.7     INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

               A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall reasonably determine (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) that the introduction or adoption (after the Closing Date) of any law, treaty or governmental rule, regulation or order, or that any change (after the Closing Date) in any law, treaty or governmental rule, regulation or order or in the interpretation, administration or application thereof, or that any determination (after the Closing Date) by a court or governmental authority, or that compliance by such Lender with any guideline, request or directive issued or made (after the Closing Date) by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), in any such case:

               (i) subjects such Lender (or its Lending Office) to any additional Tax (excluding (x) any Tax on the overall net income of such Lender and (y) any Tax imposed on any Agent or any Lender as result of a present or former connection between the jurisdiction imposing such Taxes and such Lender (except a present connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced any Loan Documents)) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its Lending Office) of principal, interest, fees or any other amount payable hereunder (any such non-excluded Tax, a "NON-EXCLUDED TAX");

               (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its Lending Office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender (or its Lending Office) with respect thereto; then, in any such case, Company shall pay to such Lender, promptly after receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent clearly demonstrable error.

               B.      WITHHOLDING OF TAXES.

               (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Non-Excluded Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

               (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Non-Excluded Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                       (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                       (b) Company shall pay any such Non-Excluded Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                       (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                       (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Non-Excluded Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

       PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the Closing Date (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

               (iii)   Evidence of Exemption from U.S. Withholding Tax.

                       (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a form W-8BEN, and, in the case of a Lender that has certified in writing to Administrative Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of Company or (iii) a controlled foreign corporation related to Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                       (b) Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender is required to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                       (c) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) and (b) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8IMY, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                       (d) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) (1) with respect to any Tax required to be deducted or withheld on the basis of the information,

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

               certificates or statements of exemption such Lender is required to transmit with an Internal Revenue Service Form W-8IMY pursuant to subsection 2.7B(iii)(b)(2) or (2) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(d) shall relieve Company of its obligation to pay any additional amounts pursuant to clause
               (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

               C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the introduction or adoption (after the Closing Date) of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or that any change (after the Closing Date) therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or that compliance by any Lender (or its Lending Office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) introduced or adopted (after the Closing Date) by any such governmental authority, central bank or comparable agency, in any such case has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such introduction, adoption, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, promptly after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent clearly demonstrable error.

       2.8 NOTICE OF CERTAIN COSTS; OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

               A. Notwithstanding anything in this Agreement to the contrary, to the extent subsection 2.6, 2.7 or 3.6 requires any Lender or Issuing Lender to give notice to Company of an event or a condition that would entitle such Lender or Issuing Lender to receive payments under subsection 2.6,
2.7 or 3.6, as the case may be, in the event such

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

notice is given by such Lender or Issuing Lender more than 180 days after such Lender or Issuing Lender has knowledge of the occurrence or existence of such event or circumstance, such Lender or Issuing Lender shall not be entitled to receive any such payments under subsection 2.6, 2.7 or 3.6, as the case may be, in respect of the period ending on the Business Day immediately preceding the date on which such notice is given to Company.

               B. Each Lender and Issuing Lender agrees that, if an event occurs or a condition arises that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, if so requested by Company, use reasonable efforts (subject to overall policy considerations of such Lender) to
(i) make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit (or participations therein) of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable in good faith, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit (or participations therein) through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit (or participations therein) or cause such Lender or Issuing Lender to suffer any economic, legal or regulatory disadvantage; PROVIDED that nothing in this subsection 2.8 shall affect or postpone any of the Obligations of Company or the rights of any Lender provided in subsection 2.6C, 2.7 or 3.6.

       2.9     DEFAULTING LENDERS.

               Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "DEFAULTING LENDER") defaults (a "FUNDING DEFAULT") in its obligation to fund any Revolving Loan (a "DEFAULTED REVOLVING LOAN") in accordance with subsection 2.1 as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents,
(ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (a) any voluntary prepayment of the Revolving Loans pursuant to subsection 2.4B(i) shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Loan Exposure of such Defaulting Lender were zero, and (b) any mandatory prepayment of the Revolving Loans pursuant to subsection 2.4B(iii) shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any

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

mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b),
(iii) such Defaulting Lender's Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the commitment fee payable to Lenders pursuant to subsection 2.3A in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to subsection 2.3A with respect to such Defaulting Lender's Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.

               For purposes of this Agreement, (I) "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(A) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of this subsection 2.9 or by a combination thereof) and (2) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Loan Commitment, and (C) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (II) "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Revolving Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

               No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.9, performance by Company of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.9. The rights and remedies against a Defaulting Lender under this subsection 2.9 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

       2.10    REMOVAL OR REPLACEMENT OF A LENDER.

               A. Anything contained in this Agreement to the contrary notwithstanding, in the event that:

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               (i)     (a) any Lender (an "INCREASED-COST LENDER") shall give
       notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7 or subsection 3.6, (b) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (c) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or

               (ii) (a) any Lender shall become a Defaulting Lender, (b) the Default Period for such Defaulting Lender shall remain in effect, and (c) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or

               (iii) (a) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (iv) of the first proviso to subsection 10.6A, the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained, and (b) the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the second proviso to subsection 10.6A;

then, and in each such case, Company shall have the right, at its option, to remove or replace the applicable Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER") to the extent permitted by subsection 2.10B.

               B. Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so:

               (i) elect to (a) terminate the Revolving Loan Commitment, if any, of such Terminated Lender upon receipt by such Terminated Lender of such notice and (b) prepay at par on the date of such termination any outstanding Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise; PROVIDED that, in the event such Terminated Lender has any Loans outstanding at the time of such termination, the written consent of Administrative Agent and Requisite Lenders (which consent shall not be unreasonably withheld or delayed) shall be required in order for Company to make the election set forth in this clause (i); or

               (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Loan Commitment, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of subsection 10.1B; PROVIDED that (a) on the date of such assignment, Company shall pay any amounts payable to such

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

       Terminated Lender pursuant to subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise as if it were a prepayment and (b) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender;

PROVIDED that (X) Company may not make either of the elections set forth in clauses (i) or (ii) above with respect to any Non-Consenting Lender unless Company also makes one of such elections with respect to each other Terminated Lender which is a Non-Consenting Lender and (Y) Company may not make either of such elections with respect to any Terminated Lender that is an Issuing Lender unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued by such Issuing Lender to be cancelled.

               C. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Loan Commitment, if any, pursuant to clause (i) of subsection 2.10B, (i) SCHEDULE 2.1 shall be deemed modified to reflect any corresponding changes in the Revolving Loan Commitments and (ii) such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; PROVIDED that any rights of such Terminated Lender to indemnification under this Agreement (including under subsections 2.6D, 2.7, 3.6, 10.2 and 10.3) shall survive as to such Terminated Lender.

SECTION 3.     LETTERS OF CREDIT

       3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

               A. LETTERS OF CREDIT. In addition to Company requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(iii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Company shall not request that any Issuing Lender issue (and no Issuing Lender shall issue):

               (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

               (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $50,000,000;

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               (iii)   any Standby Letter of Credit having an expiration date
       later than the earlier of (a) five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and PROVIDED, FURTHER that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has been notified by Administrative Agent that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

               (iv)    any Commercial Letter of Credit having an expiration date
       (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

               (v) any Letter of Credit that does not provide for sight payment.

               B.      MECHANICS OF ISSUANCE.

               (i) NOTICE OF REQUEST FOR ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Notice of Request for Issuance of Letter of Credit substantially in the form of EXHIBIT III annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Request for Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued, (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, (g) in the case of a Standby Letter of Credit, the purpose of such Letter of Credit and (h) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary in substantial compliance with the terms and conditions of the Letter of Credit on or prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and PROVIDED, FURTHER that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the

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       jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 11:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                       Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Request for Issuance of Letter of Credit.

               (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by Administrative Agent of a Notice of Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Revolving Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Request for Issuance of Letter of Credit. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect; PROVIDED that Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Administrative Agent is not readily and freely available.

                       Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company

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        is required to certify in the applicable Notice of Request for Issuance of Letter of Credit.

               (iii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

               (iv) NOTIFICATION TO REVOLVING LENDERS REGARDING STANDBY LETTERS OF CREDIT. Upon the issuance of any Standby Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Revolving Lender of such issuance, which notice shall be accompanied by a copy of such Standby Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender of the amount of such Revolving Lender's respective participation in such Standby Letter of Credit, determined in accordance with subsection 3.1C. In addition, on the first Business Day of each calendar month each Issuing Lender shall deliver to Administrative Agent and each Revolving Lender a report setting forth the maximum aggregate amount which is at or any time thereafter may become available for drawing under all Standby Letters of Credit issued by such Issuing Lender then outstanding (any amount which is denominated in a currency other than Dollars being determined by reference to the applicable Exchange Rate for such currency as at such date), and identifying each Standby Letter of Credit issued by such Issuing Lender and the maximum amount that may become available thereunder and, in the case of each Standby Letter of Credit that is not denominated in Dollars, the applicable Exchange Rate for such Letter of Credit as at such date.

               (v) REPORTS TO ADMINISTRATIVE AGENT AND REVOLVING LENDERS REGARDING COMMERCIAL LETTERS OF CREDIT. Each Issuing Lender (other than Administrative Agent) with respect to any Commercial Letter of Credit shall deliver to Administrative Agent, by telefacsimile transmission on the first Business Day of each week, a report setting forth the daily aggregate amount available for drawing during the immediately preceding week under all outstanding Commercial Letters of Credit issued by such Issuing Lender. Within 15 days after the end of each calendar month ending after the Closing Date, so long as any Commercial Letter of Credit shall have been outstanding during such calendar month, Administrative Agent shall deliver to each Revolving Lender a report setting forth for such calendar month the daily aggregate amount available to be drawn under all Commercial Letters of Credit that were outstanding during such calendar month.

               C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Upon satisfaction of the conditions set forth in Section 4.1, the Letters of Credit set forth on SCHEDULE 3.1C (the "EXISTING LETTERS OF

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CREDIT") shall, effective as of such Closing Date, become Letters of Credit under this Agreement to the same extent as if initially issued hereunder and each Lender having a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuing Lender a participation in such Letters of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

       3.2     LETTER OF CREDIT FEES.

               Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

               (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (x) 0.125% per annum MULTIPLIED BY the daily amount available to be drawn under such Letter of Credit and (y) $500 and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the Applicable Tranche A LIBOR Margin MINUS 0.125% per annum MULTIPLIED BY the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and on the Revolving Loan Commitment Termination Date, in each case computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed; and

               (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), customary documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clause which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

       3.3     DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF
               CREDIT.

               A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on

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their face to be in substantial compliance with the terms and conditions of such
Letter of Credit.

               B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) and in same day funds equal to the amount of such honored drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 11:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such honored drawing and
(ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

               C. PAYMENT BY REVOLVING LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

               (i) PAYMENT BY REVOLVING LENDERS. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata

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Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

               (ii) DISTRIBUTION TO REVOLVING LENDERS OF REIMBURSEMENTS RECEIVED FROM COMPANY. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

               D.      INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

               (i) PAYMENT OF INTEREST BY COMPANY. Company agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed in the manner specified in subsection 2.2F for the computation of interest on Base Rate Loans and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

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               (ii)    DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER.
       Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

       3.4     OBLIGATIONS ABSOLUTE.

               The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other right which Company or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

               (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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               (iv)    payment by the applicable Issuing Lender under any Letter
       of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

               (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

               (vi) any breach of this Agreement or any other Loan Document by any party thereto;

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

               (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question.

       3.5     INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

               A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

               B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which

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may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

               In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

               Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender.

       3.6     INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

               Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall reasonably determine (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) that the introduction or adoption (after the Closing Date) of any law, treaty or governmental rule, regulation or order, or that any change (after the Closing Date) therein or in the interpretation, administration or application thereof, or that any determination (after the Closing Date) by a court or governmental authority, or that compliance by any Issuing Lender or Revolving Lender with any guideline, request or directive issued or made (after the Closing Date) by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), in any such case:

               (i) subjects such Issuing Lender or Revolving Lender (or its lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

               (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of

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       Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Revolving Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Revolving Lender (or its lending or letter of credit office) with respect thereto; then, in any case, Company shall pay to such Issuing Lender or Revolving Lender, promptly after receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Revolving Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Revolving Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent clearly demonstrable error.

SECTION 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT

               The effectiveness of this Agreement and the obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions (it being understood that Collateral Agent shall have authority to enter into each Collateral Document pursuant to subsection 9.6 upon execution of this Agreement).

       4.1 CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS AND SWING LINE LOANS.

               The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

               A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

               (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and, to the extent generally available, a

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       certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;

               (ii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

               (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; and

               (iv) Executed originals of the Loan Documents to which such Person is a party.

               B.      CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP.

               (i) CORPORATE STRUCTURE. The corporate organizational structure of Company and its Subsidiaries shall be as set forth on
       SCHEDULE 4.1B annexed hereto.

               (ii) CAPITAL STRUCTURE AND OWNERSHIP. The capital structure and ownership of Company shall be as set forth on SCHEDULE 4.1B annexed hereto.

               C. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 are true and correct in all material respects on and as of the Closing Date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent.

               D. FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of Company and its Subsidiaries for Fiscal Years 2000, 2001 and 2002, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, together with the unqualified report thereon of Deloitte & Touche LLP, (ii) unaudited financial statements of Company and its Subsidiaries as at the end of each fiscal quarter, if any, ended more than 45 days prior to the Closing Date and after the most recent Fiscal Year referred to above, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for such periods, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (iii) a pro forma consolidated

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balance sheet of Company and its Subsidiaries as at the most recent month end, prepared in accordance with GAAP and reflecting the consummation of the transactions contemplated by the Loan Documents, which pro forma balance sheet shall be in form and substance reasonably satisfactory to Administrative Agent, and (iv) a consolidated plan and financial forecast for the seven-year period following the Closing Date, including forecasted balance sheets, consolidated statements of income and cash flows of Company and its Subsidiaries on a quarterly basis for Fiscal Year 2003 and on an annual basis for each Fiscal Year thereafter during such period, together with an explanation of the assumptions on which such forecasts are based.

               E. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of (i) Edward G. Wetmore, general counsel for Company and (ii) Simpson Thacher & Bartlett, special counsel for Loan Parties, in each case dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT IX annexed hereto, and such other matters as Administrative Agent and its counsel shall reasonably request, in form and substance satisfactory to Administrative Agent and its counsel, and Company hereby requests such counsel for Loan Parties to deliver such opinions.

               F. OPINION OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of a favorable written opinion of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of EXHIBIT X annexed hereto.

               G. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received an Officer's Certificate of Company dated the Closing Date, substantially in the form of EXHIBIT XIII annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, Company and each Subsidiary Guarantor on a consolidated basis will be Solvent.

               H. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect.

               I. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof. No action, request for stay,

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petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

               J. SECURITY INTERESTS IN PLEDGED COLLATERAL. Administrative Agent shall have received evidence satisfactory to it that Company shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clause (ii)) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the Pledged Collateral. Such actions shall include the following:

               (i) STOCK CERTIFICATES. Delivery to Administrative Agent of certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock Pledged Collateral; and

               (ii) UCC FINANCING STATEMENTS. Delivery to Administrative Agent of UCC financing statements duly executed by each applicable Loan Party (if required) with respect to the Collateral, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

               K. MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY AND ITS SUBSIDIARIES.

               (i) TERMINATION OF EXISTING CREDIT AGREEMENT AND RELATED LIENS; EXISTING LETTERS OF CREDIT. On the Closing Date, Company and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement (the aggregate principal amount of which Indebtedness constituting Loans shall not exceed $464,000,000), (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto or that such Letters of Credit will constitute Existing Letters of Credit hereunder.

               (ii) EXISTING INDEBTEDNESS TO REMAIN OUTSTANDING. Administrative Agent shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1K, the Indebtedness of Loan Parties (other than Indebtedness and unfunded credit facilities of Company and its Subsidiaries under the Loan Documents) shall consist of (a) the Existing Subordinated Notes and approximately $39,200,000 in aggregate principal amount of other

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       outstanding Indebtedness described in Part I of SCHEDULE 7.1 annexed hereto and (b) Indebtedness in an aggregate amount not to exceed $2,000,000 in respect of Capital Leases described in Part II of SCHEDULE
       7.1 annexed hereto.

               L. FEES. Company shall have paid to Administrative Agent, for distribution (as appropriate) to the Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3 and shall have paid to Administrative Agent for distribution to Joint Lead Arrangers such fees as shall have been agreed upon among Company and such Joint Lead Arrangers.

               M. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

       4.2     CONDITIONS TO ALL LOANS.

               The obligations of Lenders to make Loans on each Funding Date are subject to the following conditions precedent:

               A. Administrative Agent shall have received on or before that Funding Date, in accordance with the provisions of subsection 2.1B, an executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent; and

               B.      as of that Funding Date:

               (i) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

               (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default.

       4.3     CONDITIONS TO LETTERS OF CREDIT.

               The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

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               A.      On or before the date of issuance of the initial Letter
of Credit pursuant to this Agreement, the initial Loans shall have been made;

               B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Request for Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i); and

               C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES

               In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Revolving Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

       5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

               A. ORGANIZATION AND POWERS. Company and each Material Subsidiary is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in SCHEDULE 5.1 annexed hereto and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each Loan Party has all requisite corporate power and authority to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

               B. QUALIFICATION AND GOOD STANDING. Company and each Material Subsidiary is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except to the extent that the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

               C. SUBSIDIARIES. All of the Subsidiaries and Unrestricted Subsidiaries of Company as of the Closing Date and their jurisdictions of organization are identified in SCHEDULE 5.1 annexed hereto. The capital stock of each of the Subsidiaries of Company identified in SCHEDULE 5.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. SCHEDULE 5.1 annexed hereto correctly sets forth, as of the Closing Date, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified

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therein. To the best knowledge of Company, each Material Subsidiary as of the
Closing Date has been so designated on said SCHEDULE 5.1.

       5.2     AUTHORIZATION OF BORROWING, ETC.

               A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

               B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any material law or any material governmental rule or regulation applicable to Company or any of its Material Subsidiaries or any other Loan Party, the Organizational Documents of Company or any of its Subsidiaries, or any material order, judgment or decree of any court or other agency of government binding on Company or any of its Material Subsidiaries or any other Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Material Subsidiaries or any other Loan Party, or (iii) result in or require the creation or imposition of any Lien under any such Contractual Obligation upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders and the PBGC).

               C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except (i) any thereof that have been obtained and are in full force and effect and (ii) as of the Closing Date with respect to the consummation of the transactions contemplated by subsection 4.1K, any thereof which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

               D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

       5.3     FINANCIAL CONDITION.

               Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information described in subsection 4.1D. All such statements were prepared in conformity with GAAP except as otherwise noted therein and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and

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cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended.

       5.4     NO MATERIAL ADVERSE EFFECT.

               Since December 31, 2002, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

       5.5     TITLE TO PROPERTIES; LIENS.

               Company and each of its Subsidiaries have good title to, or leasehold interests in, all properties that are necessary for the conduct of their respective businesses as now conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement), except where the failure to have such good title or leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       5.6     LITIGATION; ADVERSE FACTS.

               Except as set forth in SCHEDULE 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries that, individually or in the aggregate (taking into consideration, among other things, the ability of Company and its Subsidiaries to obtain indemnification in respect thereof from Persons that are willing and able to honor any existing indemnification obligations with respect thereto), could reasonably be expected to result in a Material Adverse Effect.

       5.7     PAYMENT OF TAXES.

               Each of Company, each of its Subsidiaries and each other corporation (each a "CONSOLIDATED CORPORATION") with whom Company or any of its Subsidiaries joins in the filing of a consolidated return has filed all Federal income tax returns and other material tax returns and reports, domestic and foreign, required to be filed by it, and has paid all material taxes, assessments, fees and other governmental charges levied or imposed upon it or its respective properties, income or assets to the extent the same have become due and payable, except those which are not yet delinquent or which are being contested in good faith. Each of Company, each of its Subsidiaries and each Consolidated Corporation has paid, or has provided adequate reserves (in the good faith judgment of the management of Company) in accordance with GAAP (or, in the case of a Foreign Subsidiary, appropriate reserves under generally accepted accounting principles in the applicable jurisdiction), for the payment of, all such material taxes, assessments, fees and charges relating to all prior taxable years and the current taxable year of Company, each of its Subsidiaries and each Consolidated Corporation. To the best knowledge of Company, there is no proposed tax assessment

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against Company, any of its Subsidiaries or any Consolidated Corporation that could reasonably be expected to have a Material Adverse Effect.

       5.8     GOVERNMENTAL REGULATION.

               Neither the making of any extension of credit hereunder, nor the use of any of the proceeds thereof, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. Company is not an "investment company" within the meaning of the Investment Company Act of 1940.

       5.9     EMPLOYEE BENEFIT PLANS.

               A. Company and each of its Subsidiaries is in compliance with all applicable provisions of ERISA, the Internal Revenue Code and other applicable federal, state or foreign law with respect to each Plan, and has performed all of its obligations under each Plan, except to the extent that failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Company, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Internal Revenue Code, except to the extent that a failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

               B. There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan which, individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect.

               C. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in an amount which, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), could reasonably be expected to have a Material Adverse Effect if such Pension Plan or Pension Plans were then terminated, unless such Pension Plan is not reasonably likely to be terminated; and (iii) neither Company nor any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

       5.10    ENVIRONMENTAL PROTECTION.

               Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the preceding sentence:

                       (a) neither Company nor any of its Subsidiaries has received a complaint, order, citation, notice or other written communication with respect

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               to the existence or alleged existence of a violation of, or liability arising under, any Environmental Law, the outcome of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                       (b) to the best of Company's knowledge, after due inquiry, there are no environmental, health or safety conditions existing or reasonably expected to exist at any real property owned, operated, leased or used by Company or any of its existing or former Subsidiaries or any of their respective predecessors, including off-site treatment or disposal facilities used by Company or its existing or former Subsidiaries for wastes treatment or disposal, which could reasonably be expected to require any construction or other capital costs or clean-up obligations to be incurred prior to the final scheduled maturity of the Tranche B Term Loans in order to assure compliance with any Environmental Law, including provisions regarding clean-up, to the extent that any of such conditions, construction or other capital costs or clean-up obligations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

       5.11    DISCLOSURE.

               All factual information (taken as a whole) furnished by or on behalf of Company or any of its Subsidiaries to Administrative Agent or any Lender in writing on or before the Closing Date (including any such information contained in the Confidential Information Memorandum or in any Loan Document or any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries) for use in connection with the transactions contemplated by this Agreement is true and correct in all material respects and does not omit to state a material fact necessary in order to make the statements contained herein and therein, taken as a whole, not misleading at such time in light of the circumstances in which the same were made, it being understood that, for purposes of this subsection 5.11, such factual information does not include projections and pro forma financial information. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

SECTION 6.     AFFIRMATIVE COVENANTS

               Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

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       6.1     FINANCIAL STATEMENTS AND OTHER REPORTS.

               Company will deliver to Administrative Agent and Lenders:

               (i) QUARTERLY FINANCIALS: (a) no later than the date on which such financial statements are filed with the SEC, the consolidated balance sheet of Company, its Subsidiaries and its Unrestricted Subsidiaries as at the end of the first three Fiscal Quarters of each Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company, its Subsidiaries and its Unrestricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and (b) promptly when available but in any event no later than 60 days after the end of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of each Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case (under both clauses (a) and (b) above) in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified (in the case of both clauses (a) and (b) above) by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company, its Subsidiaries and its Unrestricted Subsidiaries or Company and its Subsidiaries, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

               (ii) YEAR-END FINANCIALS: (a) no later than the date on which such financial statements are filed with the SEC, the consolidated balance sheet of Company, its Subsidiaries and its Unrestricted Subsidiaries as at the end of each Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company, its Subsidiaries and its Unrestricted Subsidiaries for such Fiscal Year, (b) promptly when available but in any event no later than 120 days after the end of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case (under both clauses (a) and (b) above) in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified (in the case of both clauses (a) and (b) above) by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the end of such Fiscal Year and the results of their operations and their cash flows for such Fiscal Year, and (c) in the case of both clauses (a) and (b) above), a report thereon of a firm of independent certified public accountants of recognized national standing selected by Company, which report shall be unqualified as to the scope of audit or as to the going concern status of Company, its Subsidiaries and its Unrestricted Subsidiaries or Company and its Subsidiaries, as the case may be (in either case taken as a whole), and shall state that such consolidated financial statements fairly present, in all material respects, the

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       consolidated financial condition of Company, its Subsidiaries and its
       Unrestricted Subsidiaries or Company and its Subsidiaries, as the case may be, as at the end of such Fiscal Year and the results of their operations and their cash flows for such Fiscal Year in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

               (iii) OFFICERS' AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officer's Certificate of Company stating that the signers do not have knowledge of the existence, as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the covenants set forth in subsection 7.6 and with any specific dollar amounts specified in respect of any restrictions contained in any other provisions of Section 7; (c) in the event the identity of any of the Subsidiaries or Unrestricted Subsidiaries of Company has changed since the Closing Date (or, if applicable, since the date of the most recent Officer's Certificate delivered to Lenders in accordance with this clause (c)), an Officer's Certificate setting forth such change; (d) the amount of any Pro Forma Adjustment not previously set forth in any Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor, and (e) at the time of the delivery of the financial statements pursuant to subdivision (ii) above, the Available Amount as at the end of the Fiscal Year to which such statements relate;

               (iv) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default under subsection
       7.6 has come to their attention and, if such a condition or event has come to their attention, specifying the nature thereof, except to the extent that the delivery of such statement would be prohibited by professional auditing standards applicable to such matters;

               (v) SEC FILINGS: promptly after the transmission thereof by Company or any of its Subsidiaries to the SEC, copies of any filings on Form 10-K, 10-Q, or 8-K and any effective registration statements (and, upon the effectiveness thereof, any material amendments thereto) filed with the SEC (but not any exhibits to any such registration statement or amendment (except as provided below) or any registration statement on Form S-8), and copies of all financial statements, proxy statements, notices and reports that Company or any of its Subsidiaries actually sends to the holders of any publicly-issued debt Securities of Company or any of its Subsidiaries

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

       (including the Subordinated Indebtedness) in their capacity as such holders (in each case to the extent not theretofore delivered to Lenders pursuant to this Agreement and in each case including, to the extent requested by Administrative Agent, any schedules and exhibits thereto), in each case as so transmitted to the SEC;

               (vi) EVENTS OF DEFAULT, ETC.: promptly upon any Responsible Officer of Company obtaining actual knowledge of (a) any condition or event that constitutes an Event of Default or Potential Event of Default or (b) any acceleration, redemption or purchase demands or notices provided by the trustee for, or any event of default under, any Subordinated Indebtedness, a notice specifying the nature and period of existence of such condition or event or specifying the notice given by such trustee or the nature of such event of default, and what action Company has taken, is taking and proposes to take with respect thereto;

               (vii) LITIGATION OR OTHER PROCEEDINGS: promptly upon any Responsible Officer of Company obtaining actual knowledge of (X) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any such case, could reasonably be expected to give rise to a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

               (viii) ERISA EVENTS: promptly upon any Responsible Officer of Company obtaining knowledge of the occurrence or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof and what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto; promptly upon receipt thereof, copies of any notice received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from the Internal Revenue Service, the Department of Labor or the PBGC or from a Multiemployer Plan sponsor concerning any ERISA Event; concurrently with the delivery of such notices to the PBGC, to the extent not otherwise delivered to Administrative Agent under this Agreement, copies of all notices delivered to the PBGC pursuant to Sections 3.3, 3.4 and 4.4 of the Settlement Agreement, effective as of May 14, 1997, between Company and the PBGC; promptly upon execution thereof, copies of all amendments, modifications, waivers or supplements to the PBGC Agreements;

               (ix) FINANCIAL PLANS: as soon as practicable and in any event no later than 60 days after the beginning of each Fiscal Year, consolidated operating and related budgets for Company and its Subsidiaries for each Fiscal Quarter of such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), in reasonable detail as customarily prepared by management of Company for its internal use and setting forth an explanation of the principal assumptions on which such budgets are based;

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               (x)     ENVIRONMENTAL AUDITS AND REPORTS: as soon as practicable
       following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Real Estate (as defined in subsection 6.1(xi)(1)) which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

               (xi) NOTICE OF CERTAIN ENVIRONMENTAL MATTERS: promptly upon any Responsible Officer of Company obtaining knowledge of any one or more of the following environmental matters the existence of which, either individually or when aggregated with all other such matters, would reasonably be expected to result in a Material Adverse Effect, a written notice specifying in reasonable detail the nature thereof and what action Company and its Subsidiaries have taken, are taking or propose to take with respect thereto:

                            (1) any pending or threatened Environmental Claim
                       against Company or any of its Subsidiaries or any land, buildings and improvements owned or leased by Company or any of its Subsidiaries (but excluding all operating fixtures and equipment, whether or not incorporated into improvements) (collectively, "REAL ESTATE");

                            (2) any condition or occurrence that (x) results in
                       noncompliance by Company or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Company or any of its Subsidiaries or any Real Estate;

                            (3) any condition or occurrence on any Real Estate
                       that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; or

                            (4) the taking of any removal or remedial action in
                       response to the actual or alleged presence of any Hazardous Material on any Real Estate;

               (xii) PRO FORMA ADJUSTMENT CERTIFICATE: not later than the consummation of any Acquisition by Company or any of its Subsidiaries for which there shall be a Pro Forma Adjustment, an Officer's Certificate of Company setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor;

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               (xiii)  RATINGS: promptly upon any Responsible Officer of Company obtaining actual knowledge thereof, notice of any change in the S&P
       Rating or the Moody's Rating; and

               (xiv) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent on its own behalf or on behalf of Requisite Lenders.

       6.2     CORPORATE EXISTENCE, ETC.

               Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect (i) its corporate existence (except, in the case of a Subsidiary of Company only, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect) and (ii) all rights and franchises material to its business (except, in any case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect).

       6.3     PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

               Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all lawful material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have become or could reasonably be expected to become a material Lien upon any of the properties or assets of Company or any of its Subsidiaries; PROVIDED that no such charge or claim need be paid if it is being contested in good faith and by proper proceedings, so long as it has maintained adequate reserves (in the good faith judgment of Company or such Subsidiary) with respect thereto in accordance with GAAP.

       6.4     MAINTENANCE OF PROPERTIES; INSURANCE.

               A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, in each case except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

               B. INSURANCE. Company will, and will cause each of its Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies which Company believes (in the good faith judgment of Company's management) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business. Company shall furnish to Lenders, upon written request from

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Administrative Agent, information presented in reasonable detail as to the insurance so carried.

       6.5     INSPECTION RIGHTS; LENDER MEETING.

               A. INSPECTION RIGHTS. Company shall, and shall cause each of its Material Subsidiaries to, permit any authorized representatives designated by Administrative Agent or Requisite Lenders to visit and inspect any of the properties of Company or of any of its Material Subsidiaries, to inspect, copy and make abstracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

               B. LENDER MEETING. Company will, upon the request of Administrative Agent and Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's principal offices (or at such other location as may be agreed to by Company and Administrative Agent).

       6.6     COMPLIANCE WITH LAWS, ETC.

               Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders (including all Environmental Laws) of any governmental authority having jurisdiction over it, except such as may be contested in good faith or as to which a bona fide dispute may exist and except to the extent that noncompliance therewith could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

       6.7 EXECUTION OF SUBSIDIARY GUARANTY BY FUTURE DOMESTIC SUBSIDIARIES; PLEDGE OF STOCK OF FUTURE DIRECT SUBSIDIARIES; RATABLE CREDIT SUPPORT.

               A. In the event that any Person (other than a Restricted Acquisition Subsidiary or a Subsidiary that has incurred Indebtedness permitted under subsection 7.1(ix)(b)) becomes a Domestic Subsidiary after the Closing Date, Company will promptly notify each Agent of that fact and cause such Domestic Subsidiary to execute and deliver to Collateral Agent a counterpart of the Subsidiary Guaranty. In the event that any Person (other than a Restricted Acquisition Subsidiary or, subject to subsection 6.7B, a Subsidiary the capital stock of which is pledged pursuant to 7.2(vi)(b)) becomes a direct Domestic Subsidiary or a direct Material Foreign Subsidiary after the Closing Date, Company will promptly notify each Agent of that fact and cause the capital stock owned by Company of such direct Domestic Subsidiary or such direct Material Foreign Subsidiary (or, if Company owns 65% or more of any such direct Material Foreign Subsidiary, 65% of the capital stock of such direct Material Foreign Subsidiary) to be pledged under the Master Pledge Agreement (or, if any such direct Domestic Subsidiary is a limited liability company, under the LLC Pledge Agreement) and, in the case of any such direct Material Foreign Subsidiary, also under any pledge agreements or instruments that the Collateral Agent deems

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necessary or advisable, or that the Collateral Agent may reasonably request, pursuant to the terms of the Master Pledge Agreement to effectuate such pledge in the jurisdiction in which such Material Foreign Subsidiary is organized.

               B. In the event that any Subsidiary of Company has guaranteed any Indebtedness incurred pursuant to subsection 7.1(ix) in an aggregate principal amount exceeding $125,000,000, or has granted any security interests as collateral therefor, such Subsidiary shall (i) guaranty the Obligations hereunder and under the other Loan Documents on a PARI PASSU basis with its guaranty of any portion of such Indebtedness exceeding $125,000,000 and shall grant Liens on such assets securing the Obligations on an equal and ratable basis with the security for such Indebtedness pursuant to documentation reasonably satisfactory to Administrative Agent and Requisite Lenders and (ii) execute and deliver to Collateral Agent all such documents and instruments as may be necessary or, in the opinion of Collateral Agent, desirable, in order to more fully evidence, perfect or protect such security interest.

       6.8     SPRINGING LIEN.

               As soon as practicable but in any event no later than (i) 60 days, in the case of real property, or (ii) 30 days, in the case of any other property, of the occurrence of the Trigger Date, and from time to time thereafter, Company shall, and shall cause its Subsidiaries to, take all such actions as may be necessary (x) to provide Collateral Agent with First Priority perfected Liens (the "ADDITIONAL LIENS") on all present and future tangible and intangible real, personal and mixed property (other than the Pledged Collateral which will continue to be subject to the Pledge Agreements and the Intercreditor Agreement as in effect prior to the Trigger Date and property located outside of the United States or property owned by Foreign Subsidiaries, but including, without limitation, all other accounts receivable, equipment, inventory, general intangibles, intellectual property and equity interests in Domestic Subsidiaries and, if requested by Collateral Agent, 65% of the capital stock of each of Company's direct Foreign Subsidiaries not pledged to the Collateral Agent pursuant to the Pledge Agreements) of Company and Subsidiary Guarantors securing the Obligations of Loan Parties under the Loan Documents and under any Hedge Agreement with any Lender or Affiliate of a Lender including, without limitation, execution and delivery of security agreements, financing statements, mortgages, control account agreements, stock pledge agreements and other security documents or instruments, amendments to the Loan Documents, authorization documents and opinions of counsel and (y) to otherwise evidence, perfect and protect such Additional Liens; PROVIDED that such security agreements, financing statements, mortgages, control account agreements, stock pledge agreements and other security documents or instruments, amendments to Loan Documents, authorization documents and opinions of counsel will be on terms and conditions customary for leveraged transactions of this type (taking into account comparable KKR precedents to the extent deemed appropriate by Administrative Agent) and subject to other terms and exceptions to be mutually agreed. In addition, in the event that the Trigger Date occurs and the PBGC Agreements have not been terminated, the Additional Liens will secure the Termination Liabilities (as defined in the PBGC Agreements) on an equal and ratable basis with the Obligations pursuant to documentation reasonably satisfactory to Administrative Agent.

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       6.9     REDEMPTION OF EXISTING SUBORDINATED NOTES.

               Within 5 days after the Closing Date, Company shall have caused irrevocable notice of redemption of the Existing Subordinated Notes to be given in accordance with the terms of the Existing Subordinated Notes Indenture (for aggregate consideration, including premiums of approximately $148,750,000 plus accrued interest).

       6.10    TRANSACTIONS WITH AFFILIATES.

               Company shall, and shall cause each of its Subsidiaries to, conduct all transactions with any of its Affiliates (other than Company or any of its Subsidiaries) upon terms that are substantially as favorable to Company or such Subsidiary as it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Company or such Subsidiary; PROVIDED that the foregoing restrictions shall not apply to (a) the payment of customary annual fees to KKR and its Affiliates for management, consulting and financial services rendered to Company and its Subsidiaries, and customary investment banking fees paid to KKR and its Affiliates for services rendered to Company and its Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (b) reasonable and customary fees paid to members of the Board of Directors of Company and its Subsidiaries, (c) transactions otherwise expressly permitted hereunder between Company or any of its Subsidiaries and any such Affiliate, and (d) transactions between Company or any of its Subsidiaries and any special purpose entity established in connection with Accounts Receivable Facility.

       6.11    CONDUCT OF BUSINESS.

               From and after the Closing Date, Company shall, and shall cause its Subsidiaries (taken as a whole) to, engage primarily in (i) the lines of business carried on by Company and its Subsidiaries on the Closing Date, (ii) other businesses or activities that are reasonably similar thereto or that constitute a reasonable extension, development or expansion thereof or that are ancillary or reasonably related thereto.

       6.12    FISCAL YEAR.

               Company shall maintain its Fiscal Year-end at December 31 of each year; PROVIDED that Company may, upon prior written notice to Administrative Agent, change such Fiscal Year-end to any other date reasonably acceptable to Administrative Agent, in which case Company and Administrative Agent shall, and are hereby authorized by Lenders to, make any adjustments to this Agreement that are necessary in order to reflect any corresponding changes in financial reporting.

       6.13    INTEREST RATE PROTECTION.

               At all times after the date that is 90 days after the Closing Date, Company shall maintain in effect one or more Interest Rate Agreements, in an aggregate notional principal amount of not less than $250,000,000 each such Interest Rate Agreement to be in form and substance reasonably satisfactory to Administrative Agent and with a term of not less than three years.

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SECTION 7.     NEGATIVE COVENANTS

               Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

       7.1     INDEBTEDNESS.

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (i) Company may become and remain liable with respect to the Obligations;

               (ii) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations permitted under subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Guarantee Obligations so extinguished;

               (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases in an aggregate amount not to exceed at any time $50,000,000;

               (iv) Company may become and remain liable with respect to Indebtedness to any of its Subsidiaries, and any Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other Subsidiary of Company;

               (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in SCHEDULE 7.1 annexed hereto;

               (vi) Company and its Subsidiaries may become and remain liable with respect to Indebtedness (a) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or (b) otherwise incurred in respect of Capital Expenditures permitted under subsection 7.8;

               (vii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness under Hedge Agreements;

               (viii) Any Person that becomes a Restricted Acquisition Subsidiary (a) may remain liable with respect to (X) Indebtedness of such Person existing at the time of consummation of the Acquisition pursuant to which such Person becomes a Subsidiary of Company or (Y) Indebtedness secured by assets acquired by such Person in an Acquisition at the time of consummation of such Acquisition; PROVIDED that such Indebtedness was not incurred in contemplation of the Acquisition referred

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       to in clause (X) or the acquisition of such assets referred to in clause
       (Y), as the case may be, and (b) may become and remain liable with respect to Indebtedness incurred to finance the Acquisition pursuant to which such Person becomes a Subsidiary of Company;

               (ix) Company and its Subsidiaries (a) may remain liable with respect to (X) in the case of a Subsidiary, Indebtedness of such Subsidiary existing at the time of consummation of an Acquisition pursuant to which such Person becomes a Subsidiary of Company or (Y) Indebtedness secured by assets acquired by such Person in an Acquisition at the time of consummation of such Acquisition; PROVIDED that such Indebtedness was not incurred in contemplation of the Acquisition referred to in clause (X) or the acquisition of such assets referred to in clause (Y), as the case may be, and (b) may become and remain liable with respect to Indebtedness incurred to finance an Acquisition consummated by such Person, including an Acquisition pursuant to which such Person becomes a Subsidiary of Company; PROVIDED that the aggregate outstanding principal amount of all Indebtedness permitted pursuant to this subsection 7.1(ix) shall at no time exceed $200,000,000;

               (x) Company and its Subsidiaries may extend the maturity of, and may become and remain liable with respect to Indebtedness incurred to refinance, any Indebtedness permitted under clauses (ii), (v), (vi),
       (viii) and (ix) above; PROVIDED that (a) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such extension or refinancing and (y) the direct and contingent obligors with respect to such Indebtedness are not changed as a result of such extension or refinancing;

               (xi) Company and its Subsidiaries may enter into and remain liable with respect to commodity consignment arrangements in the ordinary course of business in an aggregate amount not to exceed at any time $20,000,000; and

               (xii) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $200,000,000 at any time outstanding.

       7.2     LIENS AND RELATED MATTERS.

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, except:

               (i)     Permitted Encumbrances;

               (ii)    Liens granted pursuant to the Collateral Documents;

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               (iii)   Liens existing on the Closing Date securing Indebtedness
       described on SCHEDULE 7.1 annexed hereto in an aggregate principal amount not to exceed $20,000,000;

               (iv) Liens placed on property, plant or equipment used in the ordinary course of business of Company or any of its Subsidiaries to secure Indebtedness incurred to pay all or a portion of the purchase price thereof; PROVIDED that (a) the Lien encumbering such property, plant or equipment does not encumber any other asset of Company or any of its Subsidiaries and (b) the Indebtedness secured thereby is permitted under subsection 7.1(vi);

               (v) (a) Liens encumbering assets of a Restricted Acquisition Subsidiary that are granted to secure Indebtedness permitted under subsection 7.1(viii) at the time such Indebtedness is assumed by such Restricted Acquisition Subsidiary; PROVIDED that such Liens are not granted in contemplation of the Acquisition pursuant to which such Person becomes a Subsidiary of Company, and (b) Liens encumbering the capital stock of a Restricted Acquisition Subsidiary that are granted to secure Indebtedness permitted under subsection 7.1(viii)(b);

               (vi) (a) Liens encumbering assets of a Subsidiary of Company that are granted to secure Indebtedness permitted under subsection 7.1(ix) at the time such Indebtedness is originally incurred and (b) Liens encumbering the capital stock of a Subsidiary of Company that are granted to secure Indebtedness permitted under subsection 7.1(ix)(b); provided that the aggregate outstanding principal amount of Indebtedness secured by all Liens permitted pursuant to this subsection 7.2(vi) shall at no time exceed $125,000,000, except to the extent that such Subsidiary has granted a Lien on the assets securing any portion of such Indebtedness in excess of $125,000,000 on an equal and ratable basis to Collateral Agent on behalf of Lenders to secure the Obligations;

               (vii) Liens on commodities subject to any arrangement permitted under subsection 7.1(xi); and

               (viii) Other Liens securing Indebtedness in an aggregate amount not to exceed $25,000,000 at any time outstanding.

       7.3     INVESTMENTS; JOINT VENTURES.

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

               (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

               (ii) Company and its Subsidiaries may make loans and advances to officers, directors and employees of Company or any of its Subsidiaries (a) to finance the purchase of capital stock of Company and
       (b) in an aggregate principal amount not

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       to exceed $5,000,000 at any time outstanding for additional purposes not contemplated by the foregoing clause (a);

               (iii) Company and its Subsidiaries may make and own Investments consisting of any non-cash proceeds received by Company or any of its Subsidiaries in connection with any Asset Sale permitted under subsection 7.7(v);

               (iv) Company and its Subsidiaries may continue to own the Investments owned by them and described in SCHEDULE 7.3 annexed hereto and Company and its Subsidiaries may make and own Investments purchased with the proceeds of the sale of any Investments permitted under this subsection 7.3(iv);

               (v) Company and its Subsidiaries may make and own Investments in special-purpose entities established to purchase accounts receivable from Company or any of its Subsidiaries pursuant to an Accounts Receivable Facility; and

               (vi) Company and its Subsidiaries may make and own Investments (collectively, "UNRESTRICTED INVESTMENTS") in addition to those permitted under clauses (i) through (v) above, including Investments in Restricted Acquisition Subsidiaries and in Unrestricted Subsidiaries, as follows:
       (a) Unrestricted Investments in an aggregate amount not to exceed at any time (1) $50,000,000 for all such Unrestricted Investments in Unrestricted Subsidiaries or (2) $100,000,000 for all such Unrestricted Investments (including all such Unrestricted Investments in Restricted Acquisition Subsidiaries and Unrestricted Subsidiaries) and (b) Unrestricted Investments in addition to the Unrestricted Investments permitted under the preceding clause (a), PROVIDED that after giving effect to any such additional Unrestricted Investment pursuant to this clause (b) the Available Amount Usage shall not exceed the Available Amount.

       7.4     GUARANTEE OBLIGATIONS.

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Guarantee Obligation, except:

               (i) Company's Subsidiaries may become and remain liable with respect to Guarantee Obligations in respect of the Guaranties;

               (ii) Company may become and remain liable with respect to Guarantee Obligations in respect of Letters of Credit;

               (iii) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

               (iv) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations under guarantees in the ordinary course of business

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       of the obligations of suppliers, customers, franchisees and licensees of
       Company and its Subsidiaries;

               (v) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations in respect of any Indebtedness of Company or any of its Subsidiaries (other than Restricted Acquisition Subsidiaries) permitted by subsection 7.1; PROVIDED that neither Company nor any of its Subsidiaries may become or remain liable with respect to Guarantee Obligations in respect of any Indebtedness permitted under subsection 7.1(ix)(b) unless such Person becomes a Subsidiary of Company pursuant to the Acquisition financed with the proceeds of such Indebtedness or acquires a direct Subsidiary pursuant to such Acquisition;

               (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Guarantee Obligations described in SCHEDULE 7.4 annexed hereto; and

               (vii) Company and its Subsidiaries may become and remain liable with respect to other Guarantee Obligations; PROVIDED that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Guarantee Obligations shall at no time exceed $25,000,000.

       7.5     RESTRICTED JUNIOR PAYMENTS.

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that (i) Company may redeem the Existing Subordinated Notes with the proceeds of the Delayed Draw Term B Loans or to the extent that after giving effect to such redemption, the Available Amount Usage shall not exceed the Available Amount and (ii) so long as no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company may:

                       (a) repurchase shares of its capital stock (together with options or warrants in respect of any thereof) held by officers, directors and employees of Company so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements;

                       (b) purchase, redeem or otherwise acquire shares of common stock of Company or warrants or options to acquire any such shares with proceeds received by Company from substantially concurrent equity contributions or issuances of new shares of its common stock;

                       (c) redeem or exchange, in whole or in part, any capital stock of Company for shares of another class of capital stock of Company or rights to acquire shares of such other class of capital stock; PROVIDED that such other class of capital stock contains terms and provisions (taken as a whole, and taking into account the relative amounts of the shares of each class of capital stock involved in such redemption or exchange) that are at least as

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               advantageous to Lenders as those contained in the capital stock redeemed or exchanged therefor;

                       (d) repurchase, redeem or otherwise pay or prepay or retire Subordinated Indebtedness; provided that after giving effect thereto the Available Amount Usage shall not exceed the Available Amount; and

                       (e) make other Restricted Junior Payments; PROVIDED that on the date (the "DECLARATION DATE") of declaration of any dividend in respect of Company's outstanding capital stock pursuant to the terms of this clause (e) or the making of any other Restricted Junior Payment pursuant to the terms of this clause (e), (X) the Consolidated Leverage Ratio as of the last day of the Fiscal Quarter most recently ended shall be less than 3.50:1.00 and (Y) the aggregate amount of any such Restricted Junior Payment, when added to the aggregate amount of all Restricted Junior Payments previously declared or (without duplication) paid by Company pursuant to this clause (e) during the period commencing on the Closing Date and ending on the Declaration Date, does not exceed 50% of cumulative Consolidated Net Income of Company and its Subsidiaries for the period commencing on the Closing Date and ending on the last day of the Fiscal Quarter most recently ended.

       7.6     FINANCIAL COVENANTS.

               A. MINIMUM INTEREST COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense for the four-Fiscal Quarter period ending on the last day of any Fiscal Quarter, commencing with the second Fiscal Quarter in 2003, to be less than 3:00: 1.00.

               B. MAXIMUM SENIOR LEVERAGE RATIO. Company shall not permit the Consolidated Senior Leverage Ratio as of the last day of any Fiscal Quarter set forth below to exceed the correlative ratio indicated:

                                          MAXIMUM SENIOR
       YEAR     FISCAL QUARTER            LEVERAGE RATIO
       ----     --------------            --------------
       2003     Second                    3.80:1.00
                Third                     3.80:1.00
                Fourth                    3.80:1.00

       2004     First                     3.75:1.00
                Second                    3.75:1.00
                Third                     3.50:1.00
                Fourth                    3.50:1.00

       2005     First                     3.25:1.00
                Second                    3.25:1.00
                Third                     3.25:1.00
                Fourth                    3.25:1.00

       2006     First                     3.00:1.00
                Second                    3.00:1.00
                Third                     3.00:1.00
                Fourth                    3.00:1.00

       2007     First                     2.75:1.00
                Second                    2.75:1.00
                Third                     2.75:1.00
                Fourth                    2.75:1.00

       Thereafter                         2.75:1.00

               C. MAXIMUM LEVERAGE RATIO. Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter set forth below to exceed the correlative ratio indicated:

                                             MAXIMUM
       YEAR     FISCAL QUARTER            LEVERAGE RATIO
       ----     --------------            --------------
       2003     Second                    3.80:1.00
                Third                     3.80:1.00
                Fourth                    3.80:1.00

       2004     First                     3.75:1.00
                Second                    3.75:1.00
                Third                     3.75:1.00
                Fourth                    3.75:1.00

       2005     First                     3.50:1.00
                Second                    3.50:1.00
                Third                     3.50:1.00
                Fourth                    3.50:1.00

       2006     First                     3.25:1.00

       Thereafter                         3.25:1.00

       7.7 RESTRICTION ON CERTAIN FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

               Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or make any Acquisition, except:

               (i) any Subsidiary of Company may be merged with or into Company or any other Subsidiary of Company, and any Subsidiary of Company may be liquidated, wound up or dissolved, or all or any part of its business, property or assets (including capital stock of any Subsidiary of Company) may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any other Subsidiary of Company; PROVIDED that in the case of any such merger involving Company, Company shall be the continuing or surviving corporation;

               (ii) Company and its Subsidiaries may make Acquisitions (by merger or otherwise) so long as, prior to the consummation of any such Acquisition, Company shall have delivered to Administrative Agent (a) financial statements for Company and its Subsidiaries for the four Fiscal-Quarter period most recently ended (the "PRO FORMA TEST PERIOD"), prepared on a pro forma basis as if such Acquisition had been consummated on the first day of the Pro Forma Test Period and giving effect to Company's good faith estimate of any anticipated cost savings or increases as a result of the consummation thereof, which anticipated cost savings or increases are reasonably satisfactory to Administrative Agent, and (b) a pro forma Compliance Certificate demonstrating that, on the basis of such pro forma financial statements, Company would have been in compliance with all financial covenants set forth in subsection 7.6 on the last day of the Pro Forma Test Period;

               (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business and sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

               (iv) Company and its Subsidiaries may sell or otherwise dispose of other assets in transactions that do not constitute Asset Sales;

               (v) Company and its Subsidiaries may make Asset Sales of assets having a fair value not in excess of $300,000,000 during the term of this Agreement; PROVIDED that (w) the consideration received in each such Asset Sale shall be in an amount at least equal to the fair value of the assets being sold; (x) any non-cash consideration received by Company in respect of any such Asset Sale in the form of Indebtedness of any Person in an amount in excess of $5,000,000 shall be evidenced by a promissory note which shall be pledged by Company to Collateral Agent pursuant to the Master

       Pledge Agreement as security for the Obligations; and (y) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a); and

               (vi)    Investments permitted under subsection 7.3.

       7.8     CONSOLIDATED CAPITAL EXPENDITURES.

               Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; PROVIDED that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year:

                                            MAXIMUM CONSOLIDATED
                  FISCAL YEAR               CAPITAL EXPENDITURES
                  -----------               --------------------
                     2003                     $   40,000,000

                     2004                     $   60,000,000

                     2005                     $   75,000,000

                     2006                     $   80,000,000

                     2007                     $   85,000,000

                     2008                     $   90,000,000

                     2009                     $  100,000,000

                     2010                     $  110,000,000

       7.9     AMENDMENTS OF CERTAIN DOCUMENTS.

               A. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change any of the terms of any Subordinated Indebtedness in a manner that would be adverse to Lenders in any material respect.

               B. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change any of the terms of the PBGC Agreements in any manner with respect to the granting, continuation or termination of Liens on any of the assets of the Company or its Subsidiaries or the priority of the PBGC or the Lenders with respect to any such Liens.

SECTION 8.     EVENTS OF DEFAULT

               If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

       8.1     FAILURE TO MAKE PAYMENTS WHEN DUE.

               Failure by Company to pay any installment of principal of any Loan when due from Company, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; or failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due from Company under this Agreement, in each case within five days after the date due; or

       8.2     DEFAULT IN OTHER AGREEMENTS.

               (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Guarantee Obligations with an aggregate principal amount of $20,000,000 or more beyond the end of any grace or notice period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Guarantee Obligations in the aggregate principal amount referred to in clause (i) above or
(b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Guarantee Obligation(s), if such breach or default continues after any applicable grace or notice period provided therefor and the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

       8.3     BREACH OF CERTAIN COVENANTS.

               Failure of Company to perform or comply with any term or condition contained in subsection 6.1(vi)(a) or Section 7; or

       8.4     BREACH OF WARRANTY.

               Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

       8.5     OTHER DEFAULTS UNDER LOAN DOCUMENTS.

               Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

       8.6     INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

               (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or foreign law; or (ii) an involuntary case shall be commenced against Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, dissolution, liquidation or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

       8.7     VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

               (i) Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, dissolution, liquidation or similar law (whether federal, state or foreign) now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Material Subsidiaries shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

       8.8     JUDGMENTS AND ATTACHMENTS.

               Any money judgments, writs or warrants of attachment or similar processes involving in the aggregate at any time an amount in excess of $20,000,000 (to the extent such amount is not adequately covered by insurance as to which the insurance company has not disputed coverage in writing) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days; or

       8.9     ERISA.

               An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan; or

       8.10    CHANGE OF CONTROL.

               A Change of Control shall occur; or

       8.11 MATERIAL INVALIDITY OF GUARANTIES; MATERIAL FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

               At any time after the execution and delivery thereof, (i) any material provision of the Subsidiary Guaranty or any guaranty entered into by a Subsidiary of Company pursuant to subsection 6.7B for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, in either case, as to any material portion of Subsidiary Guarantors and other Subsidiaries guaranteeing the Obligations, with respect to the Subsidiary Guaranty and any guaranty entered into pursuant to subsection 6.7B,
(ii) any Collateral Document shall cease to create a valid security interest in the collateral purported to be covered thereby or shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof), in each case to the extent the same affects a material portion of the Collateral and in each case for any reason other than any act or omission of either Agent or any Lender, or (iii) any Loan Party shall deny in writing its obligations under any Loan Document to which it is a party:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Revolving Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Revolving Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iv).

               Any amounts described in clause (b) above, when received by Administrative Agent, shall be paid to Collateral Agent, for the benefit of Lenders, and held by Collateral Agent, for the benefit of Lenders, as collateral security for the Obligations of Company in respect of all outstanding Letters of Credit, and Company hereby (X) grants to Collateral Agent, for the benefit of Lenders, a security interest in all such amounts, together with any interest accrued thereon and any Investments of such amounts, as security for the Obligations, (Y) agrees to execute and deliver to Collateral Agent all such documents and instruments as may be necessary or, in the opinion of Collateral Agent, desirable in order to more fully evidence, perfect or protect such security interest, and (Z) agrees that, upon the honoring by any Issuing Bank of any drawing under a Letter of Credit issued by it, Collateral Agent is authorized and directed to apply any amounts held as collateral security in accordance with the terms of this paragraph to reimburse such Issuing Lender for the amount of such drawing.

               Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agents or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

SECTION 9.     AGENTS

       9.1     APPOINTMENT OF ADMINISTRATIVE AGENT.

               DB is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and Company shall not have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. No Agent or any Lender named as a Joint Lead Arranger hereunder shall have any liability to any Person under this Agreement except in its capacity as a Lender or, if applicable, an Issuing Lender.

       9.2     POWERS AND DUTIES; GENERAL IMMUNITY.

               A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

               B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

               C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor Collateral Agent nor any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite

Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

               D. AGENTS ENTITLED TO ACT AS LENDERS. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

       9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

               Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

       9.4     RIGHT TO INDEMNITY.

               Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent to the extent that such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Person in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent, in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the indemnified Person. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Person, be insufficient or become impaired, such Person may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

       9.5     SUCCESSOR AGENTS AND SWING LINE LENDER.

               A. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent acceptable to Company (which acceptance shall not be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

               B. SUCCESSOR COLLATERAL AGENT. Any resignation of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of DB or its successor as Collateral Agent, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes under the Loan Documents. After any resignation of Collateral Agent hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted by it while it was Collateral Agent under the Loan Documents.

               C. SUCCESSOR SWING LINE LENDER. Any resignation of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of DB or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1E, Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of

EXHIBIT VII annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

       9.6     COLLATERAL DOCUMENTS AND GUARANTIES.

               Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Guaranties and to enter into the Intercreditor Agreement, and each Lender agrees to be bound by the terms of each Collateral Document, each Guaranty and the Intercreditor Agreement; PROVIDED that Collateral Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document, the Intercreditor Agreement or the Guaranties or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6); PROVIDED FURTHER, HOWEVER, that, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary from its Guaranty if all of the capital stock of such Subsidiary is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Collateral Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Collateral Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

SECTION 10.    MISCELLANEOUS

       10.1    ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

               A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time (i) to sell, assign or transfer to any Eligible Assignee, or (ii) to sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or

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participation shall, without the consent of Company, require Company to file a registration statement with the SEC or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; PROVIDED, FURTHER that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); PROVIDED, FURTHER that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation; and PROVIDED, FURTHER that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

               B.      ASSIGNMENTS.

               (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to an Eligible Assignee that is another Lender, an Affiliate or Related Fund (treating any Related Funds as a single Eligible Assignee) of a Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of (x) Administrative Agent (which consent shall not be unreasonably withheld or delayed) and (y) so long as no Event of Default under subsection 8.6 or 8.7 shall have occurred and be continuing, Company (which consent shall not be unreasonably withheld or delayed) EXCEPT in connection with an assignment pursuant to clause (b) within 45 days after the Closing Date made as part of the primary syndication of the Loans and Commitments; PROVIDED that if any such Related Fund subsequently assigns all or any part of its Commitments, Loans, Letters of Credit or participation therein pursuant to clause (b), such assignment must be in an amount of at least $1,000,000 (either individually or when taken together with the amount assigned by all Related Funds), unless the aggregate amount of Commitments, Loans, Letters of Credit or participation therein held by all such Related Funds is less than $1,000,000, in which case such aggregate amount may be assigned, with the consent of (x) Administrative Agent (which consent shall not be unreasonably withheld or delayed) and
       (y) so long as no Event of Default under subsection 8.6 or 8.7 shall have occurred and be continuing, Company (which consent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved

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       of its obligations with respect to its Commitments, Loans, Letters of
       Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of (i) $3,500 for assignments to Eligible Assignees other than another Lender, an Affiliate or Related Fund of a Lender and (ii) $2,000 for assignments to another Lender, an Affiliate or Related Fund of a Lender and, in each case, such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsections 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.8B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and to the assigning Lender, substantially in the form of EXHIBIT IV, EXHIBIT V or
       EXHIBIT VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Tranche A Term Loans and/or Tranche B Term Loans, and/or Revolving Loans, as the case may be, of the assignee and the assigning Lender.

               (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsections 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the

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       extent such consent is required pursuant to subsection 10.1B(i)), (a)
       accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

               C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or a reduction of the fee payable in respect of any Letter of Credit allocated to such participation or a reduction of any commitment fee in respect of any Commitment allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

               D. ASSIGNMENTS TO FEDERAL RESERVE BANKS AND FUND TRUSTEES. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank and any Lender which is an investment fund may pledge or assign all or any portion of its Notes, Loans or other Obligations owed to such Lender to its trustee in support of its obligations to its trustee; PROVIDED that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

               E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.18.

               F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make and/or purchase its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the

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disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in paragraph 1.2 of such Assignment Agreement are incorporated herein by this reference.

       10.2    EXPENSES.

               Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing fees, expenses and taxes, stamp or documentary taxes, search fees and reasonable fees, expenses and disbursements of counsel to Collateral Agent; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any environmental consultants retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for on or before the Closing Date; (vi) all the actual costs and reasonable expenses of the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Syndication Agent and Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by Administrative Agent, Collateral Agent and each Lender in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

       10.3    INDEMNITY.

               In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each Agent, each Joint Lead Arranger, and each Lender (including Issuing Lender), and the officers,

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directors, employees, trustees, advisors, partners, agents and affiliates of each Agent, each Joint Lead Arranger, and each Lender (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

               As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

               To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

       10.4    SET-OFF.

               In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of any obligations and liabilities of Company then due and payable to that Lender under this Agreement, the Letters

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of Credit and participations therein and the other Loan Documents, irrespective of whether or not that Lender shall have made any demand for payment thereof.

       10.5    RATABLE SHARING.

               Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

       10.6    AMENDMENTS AND WAIVERS.

               A. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)): (i) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to subsection 2.2E) or any commitment fees or letter of credit fees payable hereunder, or extend the time for payment of any such interest or fees, or reduce or forgive the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit, (ii) amend, modify, terminate or waive any provision of this subsection 10.6, (iii) reduce the percentage specified in the definition of "Requisite Lenders"

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(it being understood that additional extensions of credit approved by Requisite
Lenders pursuant to this Agreement may be included in the determination of "Requisite Lenders" without any further approval by Lenders being required),
(iv) consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement, or (v) release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty except as expressly provided in the Loan Documents; PROVIDED, FURTHER that no such amendment, modification, termination or waiver shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Potential Event of Default or Event of Default shall constitute an increase in the Commitment of any Lender, and that no increase in the available portion of any Commitment of any Lender shall constitute an increase in such Commitment of such Lender); (2) amend, modify, terminate or waive any provision of subsection 2.1A(iv) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans without the consent of Swing Line Lender; (3) reduce the percentage specified in the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class (it being understood that additional extensions of credit approved by Requisite Lenders pursuant to this Agreement may be included in the determination of "Requisite Class Lenders" without any further approval by Lenders being required), or alter the required application of any repayments or prepayments as between Classes pursuant to subsection 2.4B(iv) without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof (although Requisite Lenders may waive, in whole or in part, any mandatory prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered); (4) without the consent of Requisite Class Lenders of the respective Class, waive, reduce or postpone any scheduled repayment set forth in subsection 2.4A with respect to the applicable Term Loans of such affected Class; (5) amend, modify, terminate or waive any obligation of Revolving Lenders relating to the purchase of participations in Letters of Credit as provided in subsection 3.1C without the written concurrence of Administrative Agent and of each Issuing Lender which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued it; or (6) amend, modify, terminate or waive any provision of Section 9 as the same applies to Administrative Agent, or any other provision of this Agreement as the same applies to the rights or obligations of Administrative Agent, in each case without the consent of Administrative Agent.

               B. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

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       10.7    NOTICES.

               Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to any Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and each Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

       10.8    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

               A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

               B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

       10.9    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

               No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

       10.10   MARSHALLING; PAYMENTS SET ASIDE.

               Neither Administrative Agent, nor Collateral Agent nor any
Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to either Agent or Lenders (or to either Agent for the benefit of Lenders), or either Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights

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and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

       10.11   SEVERABILITY.

               In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

       10.12   OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

               The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

       10.13   HEADINGS.

               Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

       10.14   APPLICABLE LAW.

               THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

       10.15   SUCCESSORS AND ASSIGNS.

               This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). None of Company's rights or obligations hereunder or under the other Loan Documents nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

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

       10.16   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

               (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

               (II)    WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

               (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED
               MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.7;

               (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

               (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

               (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.16 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

       10.17   WAIVER OF JURY TRIAL.

               EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

       10.18   CONFIDENTIALITY.

               Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates, Related Funds and investment advisors or managers of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof, or the National Association of Insurance Commissioners (the "NAIC") or any other Person with the prior written consent of Company and Administrative Agent in the exercise of their respective sole discretion or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall use its best efforts to notify Company of any request by any governmental agency or representative thereof or the NAIC (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency or the NAIC) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. Notwithstanding anything contained herein to the contrary, each party hereto authorizes the other to disclose all information and materials regarding the tax structure and tax aspects of the transactions contemplated by the Loan Documents to the extent required by Internal Revenue Code Section 6011 and the Treasury Regulations thereunder in order to avoid the transaction contemplated therein being treated as a "Confidential Transaction" as defined by such Treasury Regulations.

       10.19   COUNTERPARTS; EFFECTIVENESS.

               This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:                                AMPHENOL CORPORATION

                                        By: /s/ Diane G. Reardon
                                            ----------------------------
                                            Name: Diane G. Reardon
                                            Title: Treasurer

                                        Notice Address:

                                        358 Hall Avenue
                                        Wallingford, Connecticut  06492
                                        Attention:  Treasurer
                                        Facsimile:  203-265-8623

LENDERS: DEUTSCHE BANK TRUST COMPANY AMERICAS, individually and as Administrative Agent and Collateral Agent

                                        By: /s/ Mary Jo Jolly
                                            ------------------------------------
                                            Name:  Mary Jo Jolly
                                            Title: Assistant Vice President

                                        Notice Address:

                                        31 West 52nd Street
                                        New York, NY 10020

                                        DEUTSCHE BANK AG, NEW YORK BRANCH,
                                        as an Issuing Lender

                                        By: /s/ Mary Jo Joll
                                            ------------------------------------
                                            Name:  Mary Jo Jolly
                                            Title: Mary Jo Jolly

                                        Notice Address:

                                        31 West 52nd Street
                                        New York, NY 10020

                                        UBS WARBURG LLC,
                                        individually and as Syndication Agent

                                        By: /s/ David A. Judge
                                            ------------------------------------
                                            Name:  David A. Judge
                                            Title: Managing Director

                                        By: /s/ Oliver O. Trumbo
                                            ------------------------------------
                                            Name:  Oliver O. Trumbo
                                            Title: Director

                                        UBS AG, CAYMAN ISLANDS BRANCH,
                                        as Lender

                                        By: /s/ David A. Judge
                                            ------------------------------------
                                            Name:  David A. Judge
                                            Title: Managing Director

                                        By: /s/ Oliver O. Trumbo
                                            ------------------------------------
                                            Name:  Oliver O. Trumbo
                                            Title: Director

                                        FLEET NATIONAL BANK,
                                        individually and as Co-Documentation
                                        Agent

                                        By: /s/ IIrene Bartenstein
                                            ------------------------------------
                                            Name:  Irene Bartenstein
                                            Title: Vice President

                                        Notice Address:

                                        100 Federal Street
                                        Boston, MA 02110

                                        ROYAL BANK OF CANADA,
                                        Individually and as Co-Documentation
                                        Agent

                                        By: /s/ Stephanie Babich-Allegra
                                            ------------------------------------
                                            Name:  Stephanie Babich-Allegra
                                            Title: Senior Manager

                                        Notice Address:

                                        One Liberty Plaza, 4th Floor
                                        New York, NY 10006-1404

                                        THE NORINCHUKIN BANK

                                        By: /s/ Toshiyuki Futaoka
                                            ------------------------------------
                                            Name:  Toshiyuki Futaoka
                                            Title: Joint General Manager

                                        Notice Address:

                                        245 Park Avenue, 29th Floor
                                        New York, NY 10167-0104

                                        UFJ BANK LIMITED

                                        By: /s/ Stephen C. Small
                                            ------------------------------------
                                            Name:  Stephen C. Small
                                            Title: Senior Vice President

                                        Notice Address:

                                        UFJ Bank Limited
                                        Attention:  Loan Administration
                                                    Department
                                        Ms. Marlin Chin
                                        55 East 52nd Street
                                        New York, NY 10055
                                        Telephone:  (212) 339-6392
                                        Fax:        (212) 754-2368

                                        PS CAPITAL CORPORATION

                                        By: /s/ Tyler J. McCarthy
                                            ------------------------------------
                                            Name:  Tyler J. McCarthy
                                            Title: Vice President

                                        By: /s/ Richard Cameron
                                            ------------------------------------
                                            Name:  Richard Cameron
                                            Title: Vice President

                                        Notice Address:

                                        590 Madison Avenue, 30th Floor
                                        New York, NY 10022-2540

                                        THE BANK OF NEW YORK

                                        By: /s/ Joanna S. Bellocq
                                            ------------------------------------
                                            Name:  Joanna S. Bellocq
                                            Title: Vice President

                                        Notice Address:

                                        One Wall Street
                                        NY, NY 10286

                                        WEBSTER BANK

                                        By:/s/ Matthew O. Riley
                                           ------------------------------------
                                           Name:  Matthew O. Riley
                                           Title: Senior Vice President

                                        Notice Address:

                                        Webster Bank
                                        80 Elm Street
                                        New Haven, Connecticut  06510

                                        NATIONAL CITY BANK

                                        By: /s/ Gavin D. Young
                                            ------------------------------------
                                            Name:  Gavin D. Young
                                            Title: Account Officer

                                        Notice Address:

                                        National City Bank
                                        Attn: Gavin Young
                                        1900 East Ninth Street, Locator 2077
                                        Cleveland, OH 44114-3484

                                        NORDEA BANK FINLAND PLC, NEW YORK BRANCH

                                        By: /s/ Ulf Forsstrom
                                            -----------------------------
                                            Name:  Ulf Forsstrom
                                            Title: Vice President

                                        By: /s/ Charles Lansdown
                                            -----------------------------
                                            Name:  Charles Lansdown
                                            Title: Senior Vice President

                                        Notice Address:

                                        437 Madison Avenue, 21st fl.
                                        New York, NY 10022

                                        BANK OF AMERICA, N.A.

                                        By: /s/ S. Paul Trapani
                                            ------------------------------------
                                            Name:  S. Paul Trapani
                                            Title: Managing Director

                                        Notice Address:

                                        Bank of America, N.A.
                                        NCI-007-13-06
                                        100 North Tryon Street
                                        Charlotte, NC 28255

                                        JP MORGAN CHASE BANK

                                        By: /s/ Neil R. Boylan
                                            ------------------------------------
                                            Name:      Neil R. Boylan
                                            Title:     Managing Director

                                        Notice Address:

                                        Ms. Kathryn A. Duncan
                                        JP Morgan Chase Bank
                                        270 Park Avenue, 4th Floor
                                        New York, NY 10017

                                        CHEVY CHASE BANK, FSB

                                        By: /s/ Dory Halati
                                            ------------------------------------
                                            Name:  Dory Halati
                                            Title: Vice President

                                        Notice address:

                                        7501 Wisconsin Avenue, 12th Floor
                                        Bethesda, MD 20814

                                        FIRSTRUST BANK

                                        By: /s/ Bryan T. Denney
                                            ------------------------------------
                                            Name:  Bryan T. Denney
                                            Title: Vice President

                                        Notice Address:

                                        Firstrust Bank
                                        15 E. Ridge Pike
                                        Conshohocken, PA 19428

                                        RZB FINANCE LLC, CONNECTICUT OFFICE

                                        By: /s/ John a. Valiska
                                            ------------------------------------
                                            Name:  John a. Valiska
                                            Title: Group Vice President

                                        By: /s/ Christoph Hoedl
                                            ------------------------------------
                                            Name:  Christoph Hoedl
                                            Title: Vice President

                                        Notice Address:

                                        RZB Finance LLC, Connecticut Office
                                        24 Grassy Plain Street
                                        Bethel, CT 06801
                                        Attn:  John A. Valiska
                                        Fax No. (212) 944-2093
                                        Tel. No. (203) 207-7722